As filed with the Securities and Exchange Commission on August 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

CBAK ENERGY TECHNOLOGY LIMITED

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

CBAK Industrial Park, Meigui Street

Huayuankou Economic Zone

Dalian City, Liaoning Province

People’s Republic of China 116450

(+086) 0411-39185990

(Address and Telephone number of Registrant’s Principal Executive Offices)

Copies of Correspondence to:

Cogency Global Inc. 122 East 42nd Street, 18th Floor New York, NY 10168 800-221-0102 (Name, address, and telephone number, including area code, of agent for service)	Kevin (Qixiang) Sun, Esq. Bevilacqua PLLC 800 Connecticut Avenue, NW, Suite 300 Washington, DC 20006 202-869-0888

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

CBAK Energy Technology Limited, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), as successor issuer to CBAK Energy Technology, Inc., a Nevada corporation (“CBAK Nevada”), succeeded to the interests of CBAK Nevada following a redomicile merger pursuant to an Agreement and Plan of Merger, dated as of September 23, 2025, by and between the Company and CBAK Nevada (the “Merger Agreement”). Pursuant to the Merger Agreement, CBAK Nevada merged with and into the Company, with the Company surviving the merger (the “Merger”), and each issued and outstanding share of common stock, par value $0.001 per share, of CBAK Nevada was converted into one ordinary share, par value $0.001 per share, of the Company. The Merger was completed on June 23, 2026.

In connection with the Merger, on January 12, 2026, the Company filed a registration statement on Form F-4 (File No. 333-290476) with the Securities and Exchange Commission (the “SEC”), which was declared effective on January 15, 2026, to register the ordinary shares of the Company issuable to stockholders of CBAK Nevada in the Merger. Upon completion of the Merger on June 23, 2026, the Company filed a Form 8-K12B with the SEC to report its succession to the reporting obligations of CBAK Nevada under Section 12(g) and Section 15(d) of the Exchange Act.

On July 10, 2024, CBAK Nevada filed a registration statement on Form S-3 (File No. 333-280746) (the “Original Registration Statement”) with the SEC, under which CBAK Nevada may offer, issue and sell from time to time shares of common stock, par value $0.001 per share, preferred stock, debt securities, warrants, or units up to $500,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. The Original Registration Statement was declared effective by the SEC on July 18, 2024. No securities have ever been offered or sold pursuant to the Original Registration Statement.

Following the Merger, the Company qualifies as a “foreign private issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) and Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, this new shelf registration statement is being filed on Form F-3 (the “New Registration Statement”), the applicable registration statement form for foreign private issuers, rather than Form S-3.

Among other things, this New Registration Statement reflects the substitution of ordinary shares for shares of common stock of CBAK Nevada as the equity securities issuable under the Original Registration Statement as a result of the Merger and to incorporate related conforming, administrative and clarifying updates. The preferred shares, debt securities, warrants and units that may be offered under this New Registration Statement will be securities of the Company as successor issuer. Pursuant to this New Registration Statement, the Company may offer, issue and sell from time to time ordinary shares, preferred shares, debt securities, warrants, or units up to $500,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. Pursuant to Rule 457(p) under the Securities Act, $500,000,000 of unsold securities that were previously registered under the Original Registration Statement are being carried forward to this New Registration Statement, and the filing fee of $54,550 previously paid in connection with such unsold securities is being offset against the total filing fee due under this New Registration Statement. Accordingly, no additional registration fee is being paid in connection with this New Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated August 26, 2026

PROSPECTUS

CBAK ENERGY TECHNOLOGY LIMITED

$500,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Units

CBAK Energy Technology Limited (“CBAT,” the “Company,” “we,” “us,” or “our”) is not a Chinese operating company but an exempted company incorporated under the laws of the Cayman Islands, with operations conducted primarily by its subsidiaries based in China. CBAT may offer, issue and sell from time to time ordinary shares, par value $0.001 per share, preferred shares, debt securities, warrants, or units up to $500,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. CBAT may sell any combination of these securities in one or more offerings.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus or incorporated into this prospectus by reference. You should read this prospectus and any supplement carefully before you invest. Each prospectus supplement will indicate if the securities offered thereby will be listed or quoted on a securities exchange or quotation system.

The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

CBAT’s ordinary shares are listed on the Nasdaq Capital Market under the symbol “CBAT.” On August 25, 2026, the last reported per share sale price of its ordinary shares was $0.95.

CBAT may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in these securities involves risks. You should carefully consider the risk factors beginning on page 15 of this prospectus, in any accompanying prospectus supplement and in any related free writing prospectus, and in the documents incorporated by reference into this prospectus, including those in “Item 1A. Risk Factors” of the annual report on Form 10-K filed by CBAK Energy Technology, Inc. on March 31, 2026, any accompanying prospectus supplement and any related free writing prospectus, before making any decision to invest in the securities offered herein.

CBAT is a holding company incorporated in the Cayman Islands, with no material operations of its own. We conduct our business primarily through our operating subsidiaries in China. This structure involves unique risks to investors, and you may never directly hold equity interests in the operating entities.

There are significant legal and operational risks and uncertainties associated with having substantially all the operations in China. The PRC government has significant authority to exert influence on the ability of a company with substantial operations in China, like us, to conduct its business, accept foreign investments or be listed on a U.S. stock exchange. For example, we face risks associated with PRC regulatory approvals of offshore offerings, anti-monopoly regulatory actions, cybersecurity and data privacy, as well as with U.S. regulations, for instance, the risk relating to lack of inspection from the U.S. Public Company Accounting Oversight Board, or PCAOB, on our auditors, which is further discussed below. The PRC government may also intervene with or influence our operations at any time as the government deems appropriate to further regulatory, political and societal goals. The PRC government publishes new policies from time to time that can significantly affect our industry in which we operate and we cannot rule out the possibility that it will not in the future further release regulations or policies regarding our industry that could adversely affect our business, financial condition and results of operations. Any such action, once taken by the PRC government, could cause the value of our ordinary shares to significantly decline or in extreme cases, become worthless.

The PRC government has initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that our subsidiaries in China are directly subject to these regulatory actions or statements, as we have not carried out any monopolistic behavior, we have never adopted a VIE structure, and our business does not involve any restricted industry or implicate cybersecurity. For additional information, see “Risk Factors—Risks Related to Doing Business in China—The PRC government exerts substantial influence over the manner in which we conduct our business activities. Its oversight and discretion over our business could result in a material adverse change in our operations and the value of our ordinary shares. Changes in laws, regulations and policies in China and uncertainties with respect to the PRC legal system could materially and adversely affect us. In addition, rules and regulations in China can change quickly” on page 31, “Risk Factors—Risks Related to Doing Business in China—Changes in U.S. and Chinese regulations or in relations between the United States and China may adversely impact our business, our operating results, our ability to raise capital and the value of our securities. Any such changes may take place quickly and with very little notice” on page 34, and Risk Factors—Risks Related to Doing Business in China—There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations” on page 35.

In addition to regular business licenses, our PRC subsidiaries are required to obtain certain permits or make registrations with the competent regulatory authorities, including, without limitation, pollutant discharge permits, radiation source registration or permits, import and export registration or permits, and special equipment permits, to operate our business in the PRC. We believe that our PRC operating subsidiaries have obtained all requisite permissions for our operations in all material aspects from relevant Chinese authorities and none of the requisite permissions for our operations in all material aspects have been denied by the Chinese authorities. However, if our PRC subsidiaries (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC subsidiaries are not able to obtain such permissions or approvals in the future, we could be subject to fines, legal sanctions or an order to suspend our PRC operating subsidiaries’ business, which may materially and adversely affect the business, financial condition and results of operations of us.

In connection with our previous issuance of securities, under current PRC laws, regulations and regulatory rules, as of the date hereof, we believe that we and our PRC subsidiaries, (i) are not required to obtain permissions from the China Securities Regulatory Commission (“CSRC”), (ii) are not required to go through cybersecurity review by the Cyberspace Administration of China (the “CAC”), and (iii) have not received or were denied such requisite permissions by any PRC authority. We cannot guarantee that the regulators will agree with us. As of the date hereof, we have not been involved in any investigations for cybersecurity review by the CAC, and we have not received any inquiry, notice, warning, or sanctions in such respect.

However, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. The CSRC published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines (the “Listing Guidelines”) on February 17, 2023, which became effective on March 31, 2023. The Trial Measures lay out specific filing requirements for overseas listings and offerings by PRC domestic companies and include unified regulation management and strengthened regulatory coordination. Since we are already publicly listed in the U.S., the Trial Measures do not impose additional regulatory burden on us beyond the obligation to report to the CSRC and comply with the filing requirements on any future offerings of our securities, or material events such as a change of control or delisting. Specifically, subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within three working days after such offerings are completed, while subsequent securities offerings and listings of an issuer in an overseas market other than one where the issuer has previously offered and listed securities shall be filed with the CSRC within three working days after the relevant application for such offering and listing is submitted overseas. As such, we are required to complete filing procedures in accordance with the Trial Measures following future subsequent offerings and may be subject to additional filing requirements if there are any changes to the Trial Measures, at which time we may not be able to obtain clearance from the CSRC in a timely fashion. As the Trial Measures were newly issued, there remains uncertainty as to how they will be interpreted or implemented. For additional information, see “Risk Factor—Risks Related to Doing Business in China—The PRC government has increasingly strengthened oversight in offerings conducted overseas or on foreign investment in China-based issuers, which could result in a material change in our operations and our ordinary shares could decline in value or become worthless.” on page 31.

In December 2021, the SEC adopted rules to implement the Holding Foreign Companies Accountable Act (the “HFCAA”). The HFCAA includes requirements for the SEC to identify issuers who file annual reports with audit reports issued by independent registered public accounting firms located in foreign jurisdictions that the PCAOB is unable to inspect or investigate completely because of a position taken by a non-U.S. authority in the accounting firm’s jurisdiction (the “Commission-Identified Issuers”). The HFCAA also requires that, to the extent that the PCAOB has been unable to inspect an issuer’s independent registered public accounting firm for three consecutive years since 2021, the SEC shall prohibit the issuer’s securities registered in the United States from being traded on any national securities exchange or over-the-counter markets in the United States. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our former auditor, Centurion ZD CPA & Co. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 10-K for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we were not identified as a Commission-Identified Issuer after we filed on April 14, 2023 the annual report on Form 10-K for the fiscal year ended December 31, 2022 and have not been identified as a Commission-Identified Issuer again thereafter. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 10-K for the relevant fiscal year. Our current auditor, ARK Pro CPA & Co, is headquartered in Hong Kong. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA, as amended. For additional information, see “Risk Factor—Risks Related to Doing Business in China—The PCAOB had historically been unable to inspect our former auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our former auditor in the past has deprived our investors of the benefits of such inspections. Our ordinary shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our ordinary shares, or the threat of its being delisted, may materially and adversely affect the value of your investment.” on page 30.

Under relevant PRC laws and regulations, we are permitted to provide funding from the proceeds of our overseas financing activities to our PRC subsidiaries through loans or capital contributions. In the fiscal years ended December 31, 2025 and 2024, we transferred $7.3 million and $2.4 million to our PRC subsidiaries as capital contribution, respectively. As of December 31, 2025, we had made cumulative capital contributions of $148.3 million to our existing PRC subsidiaries, which were accounted as long-term investments by us.

Before Zhejiang Hitrans Lithium Battery Technology, a private company organized under the PRC laws (“Hitrans”), was acquired by us in November 2021, it declared dividends twice. In January 2020, Hitrans declared dividends for the years ended December 31, 2018 and 2019. A dividend of $2,958,048 was declared and paid to its shareholder Zhejiang Meidu Graphene Technology Co., Ltd. For other shareholders, a total dividend of $2,480,944 was declared in January 2020 of which $1,250,181 was waived by us upon the completion of its acquisition and the balance remains unpaid as of the date of this prospectus. In March 2018, Hitrans declared a dividend of $1,333,135 for the year ended December 31, 2017, among which $533,254 was paid in July 2018 and the remaining $799,881 was paid in 2019. Except for the above dividends, we and our PRC subsidiaries have not previously declared or paid any cash dividend or dividend in kind, and have no plan to declare or pay any dividends in the near future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Under PRC laws and regulations, we are subject to various restrictions on intercompany fund transfers and foreign exchange control. To the extent our cash is in the PRC or held by a PRC entity, the funds may not be available for the distribution of dividends to our shareholders, including U.S. investors, or for other use outside of the PRC, due to the restrictions and limitations on our ability imposed by the PRC government to transfer cash. The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. Our PRC subsidiaries receive revenue primarily in RMB, EUR and USD. Our PRC subsidiaries may pay dividends only out of their accumulated after-tax profits, if any, upon satisfaction of relevant statutory conditions and procedures and determined in accordance with Chinese accounting standards and regulations. If the PRC foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. Additionally, we may make loans to our PRC subsidiaries subject to approval from or registration with PRC governmental authorities as well as limitation on amount. We may also make additional capital contributions to our PRC subsidiaries. PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using our funds to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect the liquidity of our PRC subsidiaries and our ability to fund and expand our business in the PRC, and cause the value of our securities to significantly decline or become worthless. We cannot assure you that the PRC government will not intervene in or impose restrictions on our ability to make intercompany cash transfers. For additional information, see “Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent CBAK Energy Technology Limited from making additional capital contributions or loans to its PRC subsidiaries” on page 37.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000 (or its equivalent in foreign or composite currencies).

This prospectus provides you with a general description of the securities that may be offered. Each time we offer our securities, we will provide you with a supplement to this prospectus that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information that we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

INTRODUCTORY NOTE

Use of Terms

Except as otherwise indicated by the context and for the purposes of this prospectus only, references in this prospectus to:

●	“BAK Asia” are to our Hong Kong subsidiary, China BAK Asia Holdings Limited;

●	“CBAK Power” are to our PRC subsidiary, Dalian CBAK Power Battery Co., Ltd.;

●	“China” and “PRC” are to the People’s Republic of China;

●	“Company”, “we”, “us” and “our” are to the combined business of CBAK Energy Technology Limited, an exempted company incorporated under the laws of the Cayman Islands, and its consolidated subsidiaries;

●	“CSRC” are to China Securities Regulatory Commission;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“EUR” are to euro, the official currency of the euro area;

●	“Hitrans” are to our 73.46% owned PRC subsidiary, Zhejiang Hitrans Lithium Battery Technology (we hold 73.46% of registered equity interests of Hitrans, representing 79.64% of paid-up capital).

●	“Nanjing BFD” are to our PRC subsidiary, Nanjing BFD New Energy Technology Co., Ltd., a company that was previously named Nanjing Daxin New Energy Automobile Industry Co., Ltd.;

●	“NCM” are to nickel cobalt manganese;

●	“R&D” are to research and development;

●	“RMB” are to Renminbi, the legal currency of China;

●	“SEC” are to the United States Securities and Exchange Commission;

●	“Securities Act” is to the Securities Act of 1933, as amended; and

●	“U.S. dollar”, “$” and “US$” are to the legal currency of the United States.

PROSPECTUS SUMMARY

The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus and the other information incorporated by reference into this prospectus.

Our Business

We, through the operations of our subsidiaries in China, manufacture new energy high power lithium and sodium batteries that are mainly used in light electric vehicles, electric vehicles, energy storage such as residential energy supply & uninterruptible power supply (UPS) application, and other high-power applications. Our primary product offerings consist of new energy high power lithium and sodium batteries, as well as battery pack products. In addition, after completing the acquisition of 81.56% of registered equity interests (such ownership percentage reduced to 73.46% of registered equity interests (representing 79.64% of paid-up capital as of December 31, 2025)) of Hitrans in November 2021, we entered the business of developing and manufacturing NCM precursor and cathode materials. Hitrans is a leading developer and manufacturer of ternary precursor and cathode materials in China, whose products have a wide range of applications on batteries that would be applied to electric vehicles, electric tools, high-end digital products and storage, among others.

As of December 31, 2025, we report financial and operational information in two segments: (i) production of high-power lithium and sodium battery cells, and (ii) manufacture and sale of materials used in high-power lithium battery cells.

We generated revenues of $195.2 million and $176.6 million for the fiscal years ended December 31, 2025 and 2024, respectively. We had a net loss of $10.4 million in the fiscal year ended December 31, 2025 compared to a net income of $9.6 million in the fiscal year ended 2024. As of December 31, 2025, we had an accumulated deficit of $133.8 million and net assets of $109.5 million.

Our Corporate History and Structure

Our predecessor, CBAK Energy Technology, Inc., was incorporated in the State of Nevada on October 4, 1999 under the name “Mediana Copy, Inc.” It changed its name to Medina Coffee, Inc. on October 6, 1999 and subsequently changed its name to China BAK Battery, Inc. on February 14, 2005. Effective January 16, 2017, China BAK Battery, Inc. changed its name to CBAK Energy Technology, Inc. The shares of common stock of CBAK Energy Technology, Inc. traded in the over-the-counter market through the Over-the-Counter Bulletin Board between 2005 and May 31, 2006. On May 31, 2006, CBAK Energy Technology, Inc. obtained approval to list its common stock on the Nasdaq Global Market, and trading commenced on the same date under the symbol “CBAK.” Effective November 30, 2018, the trading symbol for the common stock of CBAK Energy Technology, Inc. changed from CBAK to “CBAT.” Effective June 21, 2019, CBAK Energy Technology, Inc.’s common stock started trading on the Nasdaq Capital Market.

On September 23, 2025, CBAK Energy Technology, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CBAK Energy Technology Limited, an exempted company incorporated under the laws of the Cayman Islands and, at that time, a wholly owned subsidiary of CBAK Energy Technology, Inc. Pursuant to the Merger Agreement, CBAK Energy Technology, Inc. merged with and into CBAK Energy Technology Limited, with CBAK Energy Technology Limited surviving as the continuing entity (the “Merger”). The Merger effected a change of CBAK Energy Technology, Inc.’s place of incorporation from Nevada to the Cayman Islands. Upon completion of the Merger on June 23, 2026, each issued and outstanding share of common stock, par value $0.001 per share, of CBAK Energy Technology, Inc. was converted into one ordinary share, par value $0.001 per share, of CBAK Energy Technology Limited.

Almost all of our business operations are conducted through our Chinese subsidiaries. The chart below presents our corporate structure as of the date of this prospectus:

Corporate Structure

CBAK Energy Technology Limited
(Cayman)
CBAK Energy Investments Holdings
(Cayman)
CBAK Energy C.A. Inc.
(California)
100%
75.46%

As of the date of this prospectus, we have the following subsidiaries:

We currently conduct our business primarily through (i) CBAK Power; (ii) Nanjing CBAK (as defined below); (iii) CBAK Shangqiu (as defined below); (iv) Nanjing BFD; and (v) Hitrans. All of the Company’s subsidiaries are listed below:

●	CBAK Energy Investments Holdings (“CBAK Energy Investments”), our wholly owned subsidiary, was incorporated on February 26, 2024 under the laws of the Cayman Islands. CBAK Energy Investments does not have any significant operations as of the date of this prospectus.

●	CBAK Energy Lithium Battery Holdings Co., Ltd. (“CBAK Energy Lithium Holdings”), our wholly owned subsidiary, incorporated on July 12, 2023 under the laws of the Cayman Islands in the name of “Hitrans Holdings,” was renamed as “CBAK Energy Lithium Battery Holdings Co., Ltd” on February 29, 2024.

●	CBAK Energy C.A. Inc. (“CBAK Energy California”), our wholly owned subsidiary, was incorporated on November 17, 2025 under the laws of the State of California, the United States. CBAK Energy California does not have any significant operations as of the date of this prospectus.

BAK Asia and its subsidiaries

●	BAK Asia, or China BAK Asia Holdings Limited, an investment holding company formed under the laws of Hong Kong on July 9, 2013.

●	CBAK Power, or Dalian CBAK Power Battery Co., Ltd., wholly-owned by BAK Asia, located in Dalian, China, incorporated on December 27, 2013, focuses on the development and manufacture of high-power lithium batteries.

●	CBAK Shangqiu or CBAK New Energy (Shangqiu) Co., Ltd., wholly-owned by CBAK Power, located in Shangqiu, China, incorporated on July 25, 2023, focuses on the development and manufacture of high-power lithium batteries.

●	Dalian CBAK Energy Technology Co., Ltd. (“CBAK Energy”), wholly-owned by BAK Asia, located in Dalian, China, incorporated on November 21, 2019. CBAK Energy does not have any significant operations as of the date of this prospectus.

●	CBAK Energy Lithium Battery Malaysia Sdn. Bhd. (“CBAK Lithium Battery Malaysia”), wholly-owned by BAK Asia, located in Malaysia, was incorporated on April 30, 2025. CBAK Lithium Battery Malaysia does not have any significant operations as of the date of this prospectus.

Hitrans Holdings and its subsidiaries

●	Hitrans Holdings Co., Ltd. (“Hitrans Holdings”), our wholly owned subsidiary, incorporated on July 28, 2021 under the laws of the Cayman Islands, previously named “CBAK Energy Technology, Inc.”, was renamed as “Hitrans Holdings Co., Ltd.” on February 29, 2024. Hitrans Holdings owns 100% equity interests of Hong Kong Hitrans.

●	Hong Kong Hitrans Holdings Company Limited (“Hong Kong Hitrans”), a direct, wholly owned subsidiary of Hitrans Holdings, was incorporated on July 7, 2023 under the laws of Hong Kong, previously named “Hong Kong Nacell Holdings Company Limited”, was renamed as “Hong Kong Hitrans Holdings Company Limited” on March 28, 2024. Hong Kong Hitrans had no significant operations as of the date of this prospectus.

●	Dalian CBAK New Energy Co., Ltd. (“CBAK New Energy”), wholly-owned by BAK Investments, located in Dalian, China, incorporated on August 14, 2013, previously named Dalian CBAK Trading Co., Ltd. until December 12, 2023, was transferred from BAK Asia to BAK Investments on December 26, 2023. On March 5, 2024, CBAK New Energy was transferred from BAK Investments to Hong Kong Hitrans. CBAK New Energy does not have any significant operations as of the date of this prospectus.

●	Hitrans, or Zhejiang Hitrans Lithium Battery Technology Co., Ltd, 73.46% owned by CBAK Power, located in Shangyu, Shaoxing, China, incorporated on December 16, 2015, principally engaged in the business of research and development, production and sales of cathode materials and precursors for NCM lithium batteries.

●	Shaoxing Haisheng International Trading Co., Ltd. (“Haisheng”), wholly-owned by Hitrans, located in Shangyu, Shaoxing, China, incorporated on October 9, 2021, principally engaged in the business of cathode raw materials trading.

●	Anhui Yuanchuang New Energy Materials Co., Ltd. (“Yuanchuang”), a wholly-owned subsidiary of Hitrans, located in Fuyang, Anhui, China, incorporated on January 9, 2025, focuses on the production of cathode materials for NCM lithium batteries.

●	Shaoxing Hailan New Materials Co., Ltd. (“Shaoxing Hailan”), a wholly-owned subsidiary of Hitrans, located in Shaoxing, Zhejiang, China, incorporated on February 9, 2026, principally engaged in investment holding.

●	Ningxia Hitrans New Energy Materials Co., Ltd. (“Ningxia Hitrans”), a wholly-owned subsidiary of Shaoxing Hailan, located in Zhongwei, Ningxia, China, incorporated on October 15, 2018, formerly known as Ningxia Sinochem Lithium Battery Material Co., Ltd., became a wholly-owned subsidiary of Shaoxing Hailan on June 10, 2026 through a court-administered bankruptcy reorganization, principally engaged in the business of research and development, production and sales of cathode materials and precursors for NCM lithium batteries.

BAK Investments and its subsidiaries:

●	BAK Investments or BAK Asia Investments Limited, an investment holding company formed under the laws of Hong Kong;

●	CBAK New Energy (Nanjing) Co., Ltd (“CBAK Nanjing”), wholly-owned by BAK Investments located in Nanjing, China, incorporated on July 31, 2020. CBAK Nanjing does not have any significant operations as of the date of this prospectus.

●	Nanjing CBAK or Nanjing CBAK New Energy Technology Co., Ltd., wholly owned by CBAK Nanjing, located in Nanjing, China, incorporated on August 6, 2020, focuses on the development and manufacture of larger-sized cylindrical lithium batteries.

●	Nanjing BFD or Nanjing BFD New Energy Technology Co., Ltd, wholly-owned by CBAK Nanjing, incorporated on November 9, 2020, formally known as Nanjing Daxin, renamed on March 8, 2023, focuses on the development and manufacture of battery packs. Nanjing BFD’s original business of the development and manufacture of electric bicycle, motorcycle and automotive spare parts has been gradually marginalized.

●	Shenzhen CBAK Sodium Battery New Energy Co., Ltd (“CBAK Shenzhen”), a wholly-owned subsidiary of BAK Investments, located in Shenzhen, China, incorporated on October 29, 2024, focuses on the research and development of sodium batteries.

Permissions Required from the PRC Authorities for Our Business Operations and Securities Offering

CBAT and its subsidiaries have obtained the following material permissions and approvals as of the date of the prospectus to conduct our business in China:

No.	Name of the Company	License No.	License/Permission	Issuance Date	Validity
1	China BAK Asia Holdings Limited	61731121	Business Registration	2013-07-09	2027-7-11 (renewed annually)
2	Dalian CBAK Energy Technology Co., Ltd.	91210245MA103DPK3K	Business License	2019-11-21	Long-term
3	Dalian CBAK Power Battery Co., Ltd.	91210200079494452L	Business License	2013-12-27	2033-12-26
4	CBAK New Energy(Shangqiu) Co., Ltd.	91411400MACRU1894W	Business License	2023-07-25	Long-term
5	BAK Asia Investments Limited	59303079	Business Registration	2023-12-30	2026-12-29 (renewed annually)
6	CBAK New Energy (Nanjing) Co., Ltd.	91320118MA2243X53L	Business License	2020-07-31	2040-07-30
7	Nanjing BFD New Energy Technology Co., Ltd.	91320118MA231BN13X	Business License	2020-11-09	Long-term
8	Nanjing CBAK New Energy Technology Co., Ltd.	91320118MA225F318T	Business License	2020-08-06	2040-08-05
9	Hong Kong Hitrans Holdings Company Limited	775493371	Business Registration	2023-07-07	2027-07-06 (renewed annually)
10	Dalian CBAK New Energy Co., Ltd.	912102000715796461	Business License	2013-08-14	2033-08-13
11	Zhejiang Hitrans Lithium Battery Technology Co., Ltd.	91330604MA28849P43	Business License	2015-12-16	Long-term
12	Shaoxing Haisheng International Trading Co., Ltd.	91330604MA7BBKR81F	Business License	2021-10-09	Long-term
13	Zhejiang Hitrans Lithium Battery Technology Co., Ltd.	2024026	Discharge of Urban Sewage into the Drainage Network License	2024-05-27	2029-05-26
14	Nanjing CBAK New Energy Technology Co., Ltd.	91320118MA225F318T001U	Pollutant discharge permit	2022-03-01	2027-02-28
15	Dalian CBAK Power Battery Co., Ltd.	91210200079494452L001Q	Pollutant discharge permit	2022-10-13	2027-10-12
16	Nanjing CBAK New Energy Technology Co., Ltd.	3201960JGQ	Recordation of the Consignees or Consignors of Imported or Exported Goods	2021-08-18	Long-term

17	Dalian CBAK Power Battery Co., Ltd.	2102942320	Registration Certificate of the Customs of the People’s Republic of China for Customs Declaration Entities	2016-05-26	Long-term
18	Dalian CBAK Power Battery Co., Ltd.	N/A	Radiation Safety Certificate	2024-04-03	2029-04-02
19	Nanjing CBAK New Energy Technology Co., Ltd.	N/A	Radioisotope and Radiation Device Exemption Filing Form	2023-05-05	Long-term
20	Zhejiang Hitrans Lithium Battery Technology Co., Ltd.	33069649PB	Recordation of the Consignees or Consignors of Imported or Exported Goods	2016-03-04	Long-term
21	Shaoxing Hailan New Materials Co., Ltd.	91330604MAK7K6RFXD	Business License	2026-02-09	Long-term
22	Ningxia Hitrans New Energy Materials Co., Ltd.	91640500MA77016X7K	Business License	2018-10-15	Long-term

In addition to the permits and licenses listed in the table above, our PRC subsidiaries have obtained other permits such as the Certificates of Approval for Foreign Invested Enterprises, the Special Equipment Licenses (covering equipment such as activated carbon adsorbers, boilers, filters, gas storage tanks, etc.) and pollutant discharge permits.

We believe that our PRC subsidiaries have obtained all requisite permissions for our operations in all material aspects from relevant Chinese authorities and none of the requisite permissions for our operations in all material aspects have been denied by the Chinese authorities. However, if our PRC subsidiaries (i) do not receive or maintain required permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and our PRC subsidiaries are not able to obtain such permissions or approvals in the future, we could be subject to fines, legal sanctions or an order to suspend our PRC operating subsidiaries’ business, which may materially and adversely affect the business, financial condition and results of operations of us.

In connection with our previous issuance of securities, under current PRC laws, regulations and regulatory rules, as of the date hereof, we believe that we and our PRC subsidiaries, (i) are not required to obtain permissions from the CSRC, (ii) are not required to go through cybersecurity review by the CAC, and (iii) have not received or were denied such requisite permissions by any PRC authority. We cannot guarantee that the regulators will agree with us. As of the date hereof, we have not been involved in any investigations for cybersecurity review made by the CAC, and we have not received any inquiry, notice, warning, or sanctions in such respect.

However, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. The CSRC published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines on February 17, 2023, which became effective on March 31, 2023. The Trial Measures lay out specific filing requirements for overseas listing and offering by PRC domestic companies and include unified regulation management and strengthened regulatory coordination. Since we are already publicly listed in the U.S., the Trial Measures do not impose additional regulatory burden on us beyond the obligation to report to the CSRC and comply with the filing requirements on any future offerings of our securities, or material events such as a change of control or delisting. Specifically, subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within three working days after such offerings are completed, while subsequent securities offerings and listings of an issuer in an overseas market other than one where the issuer has previously offered and listed securities shall be filed with the CSRC within three working days after the relevant application for such offering and listing is submitted overseas. As such, we are required to complete filing procedures in accordance with the Trial Measures following future subsequent offerings and may be subject to additional filing requirements if there are any changes to the Trial Measures, at which time we may not be able to obtain clearance from the CSRC in a timely fashion. As the Trial Measures were newly issued, there remains uncertainty as to how they will be interpreted or implemented. For additional information, see “Risk Factor—Risks Related to Doing Business in China—The PRC government has increasingly strengthened oversight in offerings conducted overseas or on foreign investment in China-based issuers, which could result in a material change in our operations and our ordinary shares could decline in value or become worthless.” on page 31.

Cash and Asset Flows Through Our Organization

Under relevant PRC laws and regulations, we are permitted to provide funding from the proceeds of our overseas capital raising activities to our PRC subsidiaries only through loans or capital contributions. In the fiscal years ended December 31, 2025 and 2024, we transferred $7.3 million and $2.4 million to our PRC subsidiaries as capital contribution, respectively. As of December 31, 2025, the Company had made cumulative capital contributions of $148.3 million to our existing PRC subsidiaries, which were accounted as long-term investments by us.

Before Hitrans was acquired by us in November 2021, it declared dividends twice. In January 2020, Hitrans declared dividends for the years ended December 31, 2018 and 2019. A dividend of $2,958,048 was declared and paid to its shareholder Zhejiang Meidu Graphene Technology Co., Ltd. For other shareholders, a total dividend of $2,480,944 was declared in January 2020 of which $1,250,181 was waived by us upon the completion of its acquisition and the balance remains unpaid as of the date of this prospectus. In March 2018, Hitrans declared a dividend of $1,333,135 for the year ended December 31, 2017, among which $533,254 was paid in July 2018 and the remaining $799,881 was paid in 2019. Except for the above dividends, we and our PRC subsidiaries have not previously declared or paid any cash dividend or dividend in kind, and have no plan to declare or pay any dividends in the near future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Under PRC laws and regulations, we are subject to various restrictions on intercompany fund transfers and foreign exchange control. To the extent our cash is in the PRC or held by a PRC entity, the funds may not be available for the distribution of dividends to our investors, or for other use outside of the PRC, due to the restrictions and limitations on our ability imposed by the PRC government to transfer cash. The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. Our PRC subsidiaries receive substantial revenue in RMB, EUR and USD. Our PRC subsidiaries may pay dividends only out of their accumulated after-tax profits, if any, upon satisfaction of relevant statutory conditions and procedures and determined in accordance with Chinese accounting standards and regulations. If the PRC foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy the foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders. Additionally, we may make loans to our PRC subsidiaries subject to the approval from or registration with PRC governmental authorities and limitation on amount, or we may make additional capital contributions to our PRC subsidiaries. PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using our funds to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect the liquidity of our PRC subsidiaries and our ability to fund and expand our business in the PRC, and cause the value of our securities to significantly decline or become worthless. We cannot assure you that the PRC government will not intervene in or impose restrictions on our ability to make intercompany cash transfers.

For additional information, see “Risk Factors—Risks Related to Doing Business in China—The PRC government exerts substantial influence over the manner in which we conduct our business activities. Its oversight and discretion over our business could result in a material adverse change in our operations and the value of our ordinary shares. Changes in laws, regulations and policies in China and uncertainties with respect to the PRC legal system could materially and adversely affect us. In addition, rules and regulations in China can change quickly” on page 31 and “Risk Factors—Risks Related to Doing Business in China—PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent CBAK Energy Technology Limited from making additional capital contributions or loans to its PRC subsidiaries” on page 37.

Holding Foreign Company Accountable Act

In December 2021, the SEC adopted rules to implement the Holding Foreign Companies Accountable Act. The HFCAA includes requirements for the SEC to identify issuers who file annual reports with audit reports issued by independent registered public accounting firms located in foreign jurisdictions that the Public Company Accounting Oversight Board is unable to inspect or investigate completely because of a position taken by a non-U.S. authority in the accounting firm’s jurisdiction. The HFCAA also requires that, to the extent that the PCAOB has been unable to inspect an issuer’s independent registered public accounting firm for three consecutive years since 2021, the SEC shall prohibit the issuer’s securities registered in the United States from being traded on any national securities exchange or over-the-counter markets in the United States. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” was signed into law, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our former auditor, Centurion ZD CPA & Co. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 10-K for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we were not identified as a Commission-Identified Issuer after we filed on April 14, 2023 the annual report on Form 10-K for the fiscal year ended December 31, 2022 and have not been identified as a Commission-Identified Issuer again thereafter. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 10-K for the relevant fiscal year. Our current auditor, ARK Pro CPA & Co, is headquartered in Hong Kong. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCAA, as amended. For additional information, see “Risk Factor—Risks Related to Doing Business in China—The PCAOB had historically been unable to inspect our former auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our former auditor in the past has deprived our investors of the benefits of such inspections. Our ordinary shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our ordinary shares, or the threat of its being delisted, may materially and adversely affect the value of your investment.” on page 30.

Enforceability of Civil Liabilities

People’s Republic of China

There is uncertainty as to whether the courts of China would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. However, it would be difficult for foreign shareholders to establish sufficient nexus to the PRC by virtue only of holding our ordinary shares.

Cayman Islands

CBAK Energy Technology Limited is an exempted company incorporated under the laws of the Cayman Islands with limited liability. It is incorporated under the laws of the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

CBAK Energy Technology Limited’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between CBAK Energy Technology Limited, its officers, directors and shareholders, be subject to arbitration.

Substantially all of our assets are located outside the United States. In addition, a majority of the directors and executive officers of CBAK Energy Technology Limited are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our non-U.S. directors and officers, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our non-U.S. officers and directors.

There is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against CBAK Energy Technology Limited or its directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against CBAK Energy Technology Limited or its directors or officers that are predicated upon the securities laws of the United States or any state in the United States.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against CBAK Energy Technology Limited under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Corporate Information

The Company’s mailing address and principal place of business are located at BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, Liaoning Province, People’s Republic of China 116450, and the Company’s telephone number at that address is (+86)(411)3918-5985. The Company’s registered agent in the Cayman Islands is Conyers Trust Company (Cayman) Limited at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands. Its agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

The Company’s website address is http://www.cbak.com.cn. Information on our website is not incorporated by reference into this prospectus, any prospectus supplement or into any information incorporated herein by reference. You should not consider information on our website to be part of this prospectus, prospectus supplement or any information incorporated by reference herein.

Summary of Risk Factors

You should carefully consider the risks and uncertainties summarized below and the risks described under the “Risk Factors” section beginning on page 15, including “Risks Related to Our Business” beginning on page 15, “Risks Related to Doing Business in China” beginning on page 30, and “Risks Related to the Company’s Ordinary Shares” beginning on page 40, and the other information contained in this prospectus before you decide how to vote.

Risks Related to Our Business

●	Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

●	There are inherent risks associated with new product development and our efforts to develop and market new products could fail.

●	Our failure, if any, to keep up with rapid technological changes and evolving industry standards may cause our products to become obsolete and less marketable, resulting in loss of market share to our competitors.

●	Maintaining our R&D activities and manufacturing operations require significant capital expenditures, and our inability or failure to maintain our operations could have a material adverse impact on our market share and ability to generate revenue.

●	We face intense competition from other battery manufacturers and cathode material and precursor producers, many of which have significantly greater resources.

●	We are dependent on a limited number of customers for a significant portion of our revenues, including international customers across multiple continents, and this dependence is likely to continue.

●	We face risks associated with the marketing, distribution and sale of our products internationally, including in new markets such as Africa, and if we are unable to effectively manage these risks, they could impair our ability to expand our business abroad.

●	Our expansion into the African market subjects us to significant operational, regulatory, political, and economic risks that could materially and adversely affect our business, financial condition, and results of operations.

●	Our business depends on the growth in demand for light electric vehicles, electric vehicles, energy storage, such as residential energy supply and UPS application, and other high-power electric devices.

●	Our success, in part, depends on the success of manufacturers of the end applications that use our products, and our failure to gain acceptance of our products from such manufacturers could materially and adversely affect our results of operations and profitability.

●	We have engaged in transactions with related parties, and such transactions present potential conflicts of interest that could have an adverse effect on our business and results of operations.

●	While certain of our subsidiaries maintain product liability insurance, we do not maintain comprehensive product liability insurance across all our operations to cover all claims against our product quality. Defects in our products could result in a loss of customers and decrease in revenue, unexpected expenses and a loss of market share.

●	We do not have long-term purchase commitments from our customers, which may result in significant uncertainties and volatility with respect to our revenue from period to period.

●	We rely significantly on technology and systems to support our production, supply chain, payments, financial reporting and other key aspects of our business. Any failure, inadequacy, interruption or security failure of those systems could have a material adverse effect on our business, reputation and brand, financial condition, and results of operations.

●	We and our independent public accounting firm identified material weaknesses in our internal control over financial reporting as of December 31, 2025. If we fail to remediate the material weaknesses, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our shares may be adversely affected.

Risks Related to Doing Business in China

●	The PCAOB had historically been unable to inspect our former auditor in relation to their audit work performed for our financial statements, and the inability of the PCAOB to conduct inspections of our former auditor in the past has deprived our investors of the benefits of such inspections. Our securities may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our securities, or the threat of being delisted, may materially and adversely affect the value of your investment.

●	The PRC government exerts substantial influence over the manner in which we conduct our business activities. Its oversight and discretion over our business could result in a material adverse change in our operations and the value of our securities. Changes in laws, regulations and policies in China and uncertainties with respect to the PRC legal system could materially and adversely affect us. In addition, rules and regulations in China can change quickly.

●	The PRC government has increasingly strengthened oversight in offerings conducted overseas or on foreign investment in China-based issuers, which could result in a material change in our operations and our securities could decline in value or become worthless.

●	Changes in U.S. and Chinese regulations or in relations between the United States and China may adversely impact our business, our operating results, our ability to raise capital and the value of our securities. Any such changes may take place quickly and with very little notice.

●	There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

●	CBAK Energy Technology Limited, as a holding company incorporated in the Cayman Islands, without material operations of its own, relies on dividends and other distributions on equity paid by our PRC operating subsidiaries for its cash needs.

●	Fluctuations in exchange rates could adversely affect our business and the value of our securities.

●	Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

●	PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent CBAK Energy Technology Limited from making additional capital contributions or loans to its PRC subsidiaries.

●	Under the Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

Risks Related to the Company’s Ordinary Shares

●	Numerous factors, many of which are beyond our control, may cause the market price of our securities to fluctuate significantly.

●	The trading price of our ordinary shares may be susceptible to third party market manipulation, which could cause extreme volatility, trading halts and losses to investors.

●	Techniques employed by short sellers may drive down the market price of the ordinary shares of CBAK Energy Technology Limited.

●	If we fail to comply or regain compliance with any continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for shares of CBAK Energy Technology Limited and make obtaining future debt or equity financing more difficult for us.

●	If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, share price and reputation and could result in a loss of your investment in our shares, especially if such matter cannot be addressed and resolved favorably.

●	Currently, we qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

●	As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our ordinary shares. We have relied on home country practice with respect to Nasdaq Listing Rule 5635(c) and adopted our 2023 Amended and Restated Equity Incentive Plan without obtaining shareholder approval.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because CBAK Energy Technology Limited is incorporated under Cayman Islands law.

RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a highly competitive environment in which there are numerous factors which can influence our business, financial position or results of operations and which can also cause the market value of our ordinary shares to decline. Many of these factors are beyond our control and therefore, are difficult to predict. Prior to making a decision about investing in our securities, you should carefully consider the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent annual report and our other reports filed with the SEC, and in any applicable prospectus supplement and our other filings with the SEC and incorporated by reference in this prospectus or any applicable prospectus supplement, together with all of the other information contained in this prospectus or any applicable prospectus supplement. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Risks Related to Our Business

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with our financial statements incorporated by reference into this prospectus which states that the financial statements were prepared assuming that we would continue as a going concern. As discussed in Note 1 to the consolidated financial statements included herein, we had a working capital deficiency, accumulated deficit from recurring net losses incurred and significant short-term debt obligations maturing in less than one year as of December 31, 2025.  These conditions raise substantial doubt about our ability to continue as a going concern. We plan to improve our profitability, renew our bank borrowings upon maturity and raise additional funds through bank borrowings and equity financing to meet our daily cash demands. However, there can be no assurance that we will be successful in executing such plans or obtaining additional equity or debt financing on acceptable terms. The audited consolidated financial statements included in this prospectus do not include any adjustments that might result from the outcome of this uncertainty.

The acquisition of a controlling Interest in Hitrans has not fully delivered the anticipated benefits, as its financial performance has historically faced challenges in meeting initial expectations; however, Hitrans’s operational results reached an inflection point in the third quarter of 2025 and have since demonstrated a recovery trend. Additionally, it continues to provide strategic value, including market presence and potential synergies with our existing operations. We remain focused on leveraging Hitrans’s capabilities and exploring opportunities to enhance its contribution to our overall business.

We consummated the acquisition of 81.56% of registered equity interests (representing 75.57% of paid-up capital) in Hitrans in November 2021. As of December 31, 2025, our ownership had reduced to 73.46% of registered equity interests (representing 79.64% of paid-up capital) as a result of Hitrans’s subsequent equity financings and our sale of certain equity interests in Hitrans. We have fully paid the registered capital of Hitrans that we had subscribed for.

While Hitrans’s revenue initially declined following the acquisition, performance began to stabilize and trend upward starting in the second half of 2025. Net revenue from sales of cathode materials and precursors increased from $40.0 million for the fiscal year ended December 31, 2024, to $89.2 million for the fiscal year ended December 31, 2025.

Acquisitions generally pose risks such as (i) the need to integrate and manage the businesses and products acquired with our own business and products; (ii) additional demands on our resources, systems, procedures and controls; (iii) disruption of our ongoing business; (iv) potential unknown or unquantifiable liabilities associated with the target company; and (v) diversion of management’s attention from other business concerns. This acquisition involved substantial investment of funds from our previous equity financings and resulted in one-time charges and expenses. If we are unable to sustain the recent recovery momentum of Hitrans, our operating results could be negatively impacted.

Additionally, we have recognized impairment losses for long-lived assets of $0.5 million and nil for the years ended December 31, 2024 and 2025, respectively. Such impairment charges represented the excess of carrying amounts of long-lived assets over the estimated fair value of the production facilities in Hitrans for the production of materials used in manufacturing of lithium batteries. We also recognized impairment losses for goodwill of $1.6 million for the year ended December 31, 2022 due to the underperformance of the Hitrans segment.  Any additional impairment of goodwill or other intangible assets acquired in connection with Hitrans’s acquisition or in another acquisition or charges to earnings associated with any acquisition or investment activity, may materially reduce our earnings.

We acquired Ningxia Hitrans through a court-administered bankruptcy reorganization, which may expose us to unanticipated liabilities, operational challenges, and integration risks.

On June 10, 2026, our indirect subsidiary Shaoxing Hailan acquired all of the equity interests in Ningxia Hitrans, formerly known as Ningxia Sinochem Lithium Battery Material Co., Ltd., through a court-administered bankruptcy reorganization proceeding for a total purchase price of RMB110 million (approximately $16.1 million). Ningxia Hitrans is located in Zhongwei, Ningxia, China and is principally engaged in the research and development, production, and sales of cathode materials and precursors for NCM lithium batteries.

Acquisitions completed through bankruptcy reorganization proceedings involve heightened risks compared to conventional acquisitions. Although creditor claims were identified and reviewed during the reorganization process, and the reorganization plan was endorsed by court rulings and creditor resolutions, there can be no assurance that all liabilities have been identified. Notwithstanding our due diligence efforts, Ningxia Hitrans may be subject to undisclosed or contingent liabilities that were not identified or adequately reserved for during the bankruptcy proceeding, including potential environmental remediation obligations, tax liabilities, product liability claims, or disputes with former creditors whose claims were not fully resolved in the reorganization plan.

Ningxia Hitrans may have experienced deterioration in its operations, workforce, customer relationships, or supply chain during the period of financial distress and bankruptcy proceedings. We may encounter difficulties in restoring or integrating its operations, maintaining existing customer and supplier relationships, or achieving anticipated synergies.

Although the purchase price of RMB110 million (approximately $16.1 million) has been paid, the reorganization plan imposes certain post-acquisition obligations on us, including (i) prioritizing the hiring of existing employees of Ningxia Hitrans, (ii) cooperating with the bankruptcy administrator in handling outstanding litigation, and (iii) continuing to perform certain historical contracts, and cooperating with the bankruptcy administrator to remit receivables generated prior to the acquisition. If we fail to comply with these or other conditions imposed under the reorganization plan, the bankruptcy administrator has the right to unilaterally terminate the acquisition agreement, which could result in the loss of our investment.

If any of these risks materialize, the anticipated benefits of the acquisition of Ningxia Hitrans may not be fully realized or may take longer to realize than expected.

We may face additional impairment charges if economic environments in which our businesses operate and key economic and business assumptions substantially change.

Assessment of the potential impairment of property, plant and equipment and other identifiable intangible assets is an integral part of our normal ongoing review of operations. Testing for potential impairment of long-lived assets is dependent on numerous assumptions and reflects our best estimates at a particular point in time, which may vary from testing date to testing date. The economic environments in which our businesses operate and key economic and business assumptions with respect to projected product selling prices and materials costs, market growth and inflation rates, can significantly affect the outcome of impairment tests. Estimates based on these assumptions may differ significantly from actual results. Changes in factors and assumptions used in assessing potential impairments can have a significant impact on both the existence and magnitude of impairments, as well as the time at which such impairments are recognized. Future changes in the economic environment and the economic outlook for the assets being evaluated could also result in impairment charges. Any significant asset impairments would adversely impact our financial results.

If we cannot continue to develop new products in a timely manner, and at favorable margins, we may not be able to compete effectively.

The battery industry has been notable for the pace of innovations in product life, product design and applied technology. We have made, and will continue to make, investments in research and development with the goal of further innovation. The successful development and introduction of new products and line extensions face the uncertainty of customer acceptance and reaction from competitors, as well as the possibility of cannibalization of sales of our existing products. In addition, our ability to create new products and line extensions and to sustain existing products is affected by whether we can:

●	develop and fund research and technological innovations;

●	receive and maintain necessary intellectual property protections;

●	obtain governmental approvals and registrations;

●	comply with governmental regulations; and

●	anticipate customer needs and preferences successfully.

The failure to develop and launch successful new products could hinder the growth of our business and any delay in the development or launch of a new product could also compromise our competitive position. If competitors introduce new or enhanced products that significantly outperform ours, or if they develop or apply manufacturing technology which permits them to manufacture at a significantly lower cost relative to ours, we may be unable to compete successfully in the market segments affected by these changes.

There are inherent risks associated with new product development and our efforts to develop and market new products could fail.

In June 2020, our wholly-owned subsidiary, BAK Asia entered into a framework investment agreement with Gaochun EDZ. According to this agreement, we intended to develop certain lithium battery projects which are expected to have a total production capacity of approximately 20 GWh per year with support from Gaochun EDZ. We have put into operation four production lines of model 32140 large-sized cylindrical “tabless” batteries with an actual production capacity of 4.5 GWh per year. Model 32140 batteries can be used in light electric vehicles, electric vehicles and energy storage. We also announced in June 2023 that we had succeeded in mass-producing Model 32140 sodium-ion cylindrical batteries, making us one of only a few companies in the world that have the capacity to mass produce sodium-ion batteries. We are actively ramping up production capacity across two new Model 32140 lines at our Nanjing facility and a newly commissioned large-format Model 40135 line at our Dalian facility. Concurrently, we continue to drive future innovation by accelerating the development of our next-generation cylindrical cell series, which includes Models 60115, 60135, and 60150.

In addition, we have been gradually phasing out our light electric vehicle business. In 2020, we ventured into developing light electric vehicle projects. On November 9, 2020, we established our new subsidiary, Nanjing BFD, formally named Nanjing Daxin, to launch and develop our light electric vehicle business. However, the development of this new line of business was not successful due to the competitive landscape and evolving market preferences. Jiangsu Daxin, a subsidiary wholly-owned by Nanjing BFD, incorporated on August 4, 2021 and focused on the development and manufacture of electric bicycle, motorcycle and automotive spare parts, was dissolved on December 22, 2023. Nanjing BFD has shifted away from the development and manufacture of electric bicycles, motorcycles and automotive spare parts and pivoted towards the manufacture of sodium-ion batteries since 2023. Beginning in 2025, Nanjing BFD’s primary operational focus shifted to battery pack assembly. This business unit is dedicated to integrating our individual cells into finished, fully functional battery systems for our end customers.

By assembling individual cells into complete, plug-and-play battery systems, we seek to bypass intermediate integrators and serve end-users directly. Currently, these manufactured pack units are predominantly engineered for, and utilized within, the light electric vehicle battery swapping infrastructure throughout the African market. The battery pack integration business requires us to develop new capabilities in systems integration, supply chain management for pack-level components, quality assurance for assembled systems, and direct engagement with end-users, all of which carry execution risk. Moreover, our initial focus on the African market for battery swapping infrastructure introduces additional risks specific to that market, including limited infrastructure, evolving regulatory frameworks, political instability, currency volatility, and challenges in establishing reliable distribution and after-sales service networks in a new geographic region.

We cannot provide assurance that market acceptance of our new products will occur due to the highly competitive nature of the business, or our future business ventures will not fail. The Company has operated and competed in industries where there are frequent introductions of new products and line extensions and such product introductions often require significant investment and support. The ability of the Company to understand end user needs and preferences is key to maintaining and improving the competitiveness of its product offerings. The development and introduction of new products, as well as the renovation of current products and product lines, require substantial and effective research, development and marketing expenditures, which the Company may be unable to recoup if the new or renovated products do not gain widespread market acceptance. There are inherent risks associated with new product development and marketing efforts, including product development or launch delays, product performance issues during development, changing regulatory frameworks that affect the new products in development and the availability of key raw materials included in such products. These inherent risks could result in the failure of new products and product line extensions to achieve anticipated levels of market acceptance, additional costs resulting from failed product introductions and the Company not being first to market. As the Company continues to focus on innovation and renovation of its products, the Company’s business, financial condition or results of operations could be adversely affected in the event that the Company is not able to effectively develop and introduce new or renovated products and line or brand extensions.

Our failure, if any, to keep up with rapid technological changes and evolving industry standards may cause our products to become obsolete and less marketable, resulting in loss of market share to our competitors.

The lithium-based battery market, as well as the battery materials industry, are characterized by changing technologies and evolving industry standards, which are difficult to predict. This, coupled with frequent introduction of new products and models, has shortened product life cycles and may render our products obsolete or unmarketable. Our ability to adapt to evolving industry standards and anticipate future standards will be a significant factor in maintaining and improving our competitive position and our prospects for growth. To achieve this goal, we have invested and plan to continue investing significant financial resources in our R&D infrastructure. Currently, we have facilities in Dalian, Nanjing and Shaoxing, China, which have about 514 R&D staffers and over 9,151 square meters of space dedicated to R&D activities.

R&D activities, however, are inherently uncertain, and we might encounter practical difficulties in commercializing our research results. Accordingly, our significant investment in our R&D infrastructure may not bear fruit. On the other hand, our competitors may improve their technologies or even achieve technological breakthroughs that would render our products obsolete or less marketable. Therefore, our failure to effectively keep up with rapid technological changes and evolving industry standards by introducing new and enhanced products may cause us to lose our market share and to suffer a decrease in our revenue.

Maintaining our R&D activities and manufacturing operations requires significant capital expenditures, and our inability or failure to maintain our operations could have a material adverse impact on our market share and ability to generate revenue.

We incurred capital expenditures of approximately $44.6 million and $17.2 million for the years ended December 31, 2025 and 2024, respectively. We may incur significant additional capital expenditures as a result of unanticipated expenses, regulatory changes and other events that impact our business. If we are unable or fail to timely obtain capital on acceptable terms and adequately maintain our manufacturing capacity, we could lose customers and there could be a material adverse impact on our market share and our ability to generate revenue.

We face intense competition from other battery manufacturers and cathode material and precursor producers, many of which have significantly greater resources.

The market for batteries used in residential energy storage & UPS applications, electric vehicles and light electric vehicles   is intensely competitive and is characterized by frequent technological changes and evolving industry standards. We expect competition to become more intense. Increased competition may result in declines in average selling prices, causing a decrease in gross profit margins. We have faced and will continue to face competition from manufacturers of traditional rechargeable batteries, such as lead-acid batteries, other manufacturers of lithium-ion batteries and companies engaged in the development of batteries incorporating new technologies. Other manufacturers of high-power lithium batteries currently include Gotion Hi-tech, EVE Battery, Shandong Goldencell, EVPS, Power Long Battery, Great Power, Do-Fluoride, Greenway and Ampace.

Many of these existing competitors have greater financial, personnel, technical, manufacturing, marketing, sales and other resources than we do. As a result, these competitors may be in a stronger position to respond quickly to market opportunities, new or emerging technologies and evolving industry standards. Many of our competitors are developing a variety of battery technologies, such as lithium polymer, prismatic cells, cylindrical cells and fuel cell batteries, which are expected to compete with our existing product lines. Other companies undertaking R&D activities of solid-polymer lithium-ion batteries have developed prototypes and are constructing commercial scale production facilities. It is possible that our competitors will be able to introduce new products with more desirable features than ours and their new products will gain market acceptance. If our competitors successfully do so, we may not be able to maintain our competitive position and our future success would be materially and adversely affected.

The market for cathode materials and precursors has been evolving rapidly. Rapid and ongoing changes in technology and product standards could render our cathode materials and precursor products less competitive, or even obsolete, particularly if we fail to continue to improve the performance of our cathode materials and precursor products. Competing technologies that outperform our cathode materials and precursor products in one or more performance attributes could be developed and successfully introduced. We are aware of certain companies, including Beijing Easpring Material Technology Co., Ltd. and Ningbo Ronbay Lithium Battery Material Co., Ltd. using cell chemistry technology similar to our technology and these or other companies have introduced or could introduce products that compete directly with our products and could in the future outperform our products in one or more performance attributes, could be offered to our customers as a cheaper alternative to our products or may result in increased pricing pressure on our products.

We are dependent on a limited number of customers for a significant portion of our revenues, including international customers across multiple continents, and this dependence is likely to continue.

We have been dependent on a limited number of customers for a significant portion of our revenue. Our top five customers accounted for approximately 66.1% and 37.1% of our revenues for the years ended December 31, 2024 and 2025, respectively. Dependence on a few customers could make it difficult to negotiate attractive prices for our products and could expose us to the risk of substantial losses if a single prominent customer stops purchasing our products.

Currently, major customers for our high-power lithium batteries business include Anker Innovations, Spiro Mobility, Bucida, Ather Energy, Shenzhen ACE Battery, DAT Bike, and Inverted Energy. These customers are based in, or conduct significant operations across, multiple international markets, including Europe, Africa, and South and Southeast Asia. As a result, our revenue is subject to not only customer concentration risk, but also to the financial health, market conditions, and regulatory environments affecting these specific international customers and the markets in which they operate. For instance, the financial difficulties, operational disruptions, or strategic shifts of any one of these major customers could materially and adversely affect our revenue and results of operations. Moreover, our reliance on customers operating across a broad range of international jurisdictions subjects us to additional risks, including the impact of foreign economic conditions, trade restrictions, sanctions, and geopolitical instability on customer demand.

We expect that a limited number of customers will continue to contribute a significant portion of our sales in the near future. Our ability to maintain close relationships with these top customers is essential to the growth and profitability of our business. If we fail to sell our products to one or more of these top customers in any particular period, or if a large customer purchases fewer of our products, defers orders or fails to place additional orders with us, or if we fail to develop additional major customers, our revenue could decline, and our results of operations could be adversely affected.

In addition to our own production, we also rely on a few battery suppliers to fulfill our customers’ orders. If we fail to effectively manage our relationships with, or lose the services of these suppliers and we cannot substitute suitable alternative suppliers, our operations would be materially adversely affected.

We generate part of our revenues by outsourcing some of our customers’ orders to other suppliers for certain battery models that we do not produce. If our business relationship with these suppliers changes negatively or their financial condition deteriorates, or their operating environment changes, our business may be harmed in many ways. Suppliers may also unilaterally terminate battery supply to us or increase the prices. As a result, we are not assured of an uninterrupted supply of certain types of high-power lithium batteries of acceptable quality or at acceptable prices from suppliers. On the other hand, we may not be able to substitute them with suitable alternative contract manufacturers in a timely manner on commercially acceptable terms or at all. We may be forced to default on the agreements with our customers. This may negatively impact our revenues and adversely affect our reputation and relationships with our customers, causing a material adverse effect on our financial condition, results of operations and prospects.

Failure by us to maintain and strengthen relationships with certain contract battery material producer may materially adversely affect our ability to fulfill customer orders and our results of operations.

We outsource the production of a portion of our battery material products to a third-party supplier in Xianyang city, Shaanxi province. Our ability to meet the demands of our customers for battery material products would be affected, if our relationship with this supplier changes negatively, or operations at this supplier are disrupted. This could negatively impact our revenues and adversely affect our reputation and relationships with our customers, causing a material adverse effect on our financial condition, results of operations and prospects.

Our business depends on the growth in demand for light electric vehicles, electric vehicles, energy storage, such as residential energy supply and UPS application, and other high-power electric devices.

As the demand for our battery cell and battery materials is directly related to the market demand for high-power electric devices, a fast-growing high-power electric devices market will be critical to the success of our business. In anticipation of an expected increase in the demand for high-power electric devices such as electric vehicles, light electric vehicles, and energy storage including residential energy supply and UPS application in the next few years, we are building new manufacturing facilities in Nanjing and have invested in the R&D capability of our acquired battery materials business. However, the markets we have targeted, primarily those in the PRC, may not achieve the level of growth we expect. If this market fails to achieve our expected level of growth, we may have excess production capacity and may not be able to generate enough revenue to maintain our profitability.

We face risks associated with the marketing, distribution and sale of our products internationally, including in new markets such as Africa, and if we are unable to effectively manage these risks, they could impair our ability to expand our business abroad.

For the years ended December 31, 2024 and 2025, we derived 44% and 25%, respectively, of our sales from outside the PRC mainland. We deem overseas markets as an important revenue source for us, and have been actively pursuing opportunities to expand our customer base overseas. Currently, our commercial strategy for our battery segment is driven by our integrated marketing divisions in Dalian and Nanjing. Having successfully established a comprehensive sales network throughout China, these teams are actively accelerating our global footprint by developing robust international distribution channels across Europe, North America, Southeast Asia, South Asia and Africa.  In addition, our Nanjing BFD subsidiary has commenced battery pack integration operations targeting the African market.

The marketing, international distribution and sale of our products expose us to a number of risks, including:

●	fluctuations in currency exchange rates;

●	difficulty in engaging and retaining distributors that are knowledgeable about, and can function effectively in, overseas markets;

●	increased costs associated with maintaining marketing efforts in various countries;

●	difficulty and cost relating to compliance with the different commercial and legal requirements of the overseas markets in which we offer our products;

●	inability to obtain, maintain or enforce intellectual property rights;

●	trade barriers such as export requirements, tariffs, taxes and other restrictions and expenses, which could increase the prices of our products and make us less competitive in some countries;

●	geopolitical instability, armed conflict, terrorism, sanctions, and trade restrictions affecting markets in which we or our customers operate, including, but not limited to, the ongoing conflict in the Middle East and related disruptions to global trade and logistics; and

●	operational and logistical challenges particular to emerging markets, including infrastructure limitations, political instability, less predictable legal and regulatory environments, and challenges in establishing effective distribution, servicing, and warranty support networks.

Our expansion into new geographic markets, particularly the African market for battery pack products and the diversification of our customer base across Europe, North America, South Asia, and Southeast Asia, increases our exposure to these risks. If we are unable to effectively manage these risks, our ability to expand our international operations and our business, financial condition, and results of operations could be materially and adversely affected.

Our expansion into the African market subjects us to significant operational, regulatory, political, and economic risks that could materially and adversely affect our business, financial condition, and results of operations.

Our Nanjing BFD subsidiary has commenced battery pack integration operations targeting the African market, with manufactured pack units predominantly engineered for, and utilized within, the light electric vehicle battery swapping infrastructure throughout the region. In 2025, approximately 9% of our revenue was derived from the African market. As this represents our initial entry into the African market, we face a number of risks and uncertainties specific to operating in this region, any of which could materially and adversely affect our business, financial condition, and results of operations.

Many countries in Africa have limited transportation, logistics, energy, and telecommunications infrastructure compared to the markets in which we have historically operated, which may impair our ability to deliver products reliably, maintain consistent supply chains, and support the battery swapping infrastructure on which our products depend. The regulatory environment governing electric vehicles, battery technologies, energy storage, and related industries in many African countries is at an early stage of development and may change rapidly or unpredictably, creating uncertainty regarding necessary permits, product liability standards, environmental requirements, and import and export controls obligations. In addition, certain countries in Africa have experienced, and may continue to experience, political instability, civil unrest, armed conflict, terrorism, government expropriation, sanctions, and abrupt changes in government leadership or policy, any of which could disrupt our operations, threaten the safety of our personnel, damage or destroy our assets, and impair our ability to enforce contractual rights.

Establishing reliable distribution channels and after-sales service networks in the African market presents significant challenges. We currently deploy expatriate employees from our PRC subsidiaries to multiple African countries to provide local after-sales services. These expatriate personnel are employed and compensated by our PRC subsidiaries and return to China periodically, subjecting us to additional risks, including difficulties in recruiting and retaining qualified personnel, compliance with immigration and labor laws across multiple African jurisdictions, exposure to health and safety risks, and the logistical complexity of managing a geographically dispersed expatriate workforce. Our operations spanning multiple African countries also subject us to a complex web of legal and regulatory requirements, including anti-corruption laws such as the U.S. Foreign Corrupt Practices Act and applicable PRC anti-bribery laws, export control regulations, trade sanctions, tax laws, and transfer pricing rules. Any failure to comply with applicable laws and regulations could result in civil or criminal penalties, reputational harm, and disruption of our operations.

We have limited operating history and institutional knowledge with respect to the African market, and we may face competition from established local and international participants with greater familiarity with local market conditions and more established distribution networks. There can be no assurance that our products and services will sustain market acceptance in Africa. If any of the foregoing risks materialize, individually or in combination, our business, financial condition, results of operations, and prospects could be materially and adversely affected.

Our success, in part, depends on the success of manufacturers of the end applications that use our products, and our failure to gain acceptance of our products from such manufacturers could materially and adversely affect our results of operations and profitability.

As we target the battery markets for light electric vehicles, electric vehicles, energy storage including but not limited to residential energy supply & UPS application, and other high-power electric devices, our future success in part depends on whether end-application manufacturers are willing to use batteries that incorporate our products. To secure acceptance of our products, we must constantly develop and introduce more reliable and cost-effective battery cells and battery materials with enhanced functionality to meet evolving industry standards. We generated approximately $37.2 million revenues from light electric vehicle and electric vehicle customers in 2025. In 2025, our sales of cathode materials and precursors reached $89.2 million. However, we cannot guarantee that the market demand for our products will not decline.

Even if a manufacturer decides to use batteries that incorporate our products, the manufacturer may not be able to market and sell its products successfully. The manufacturer’s inability to market and sell its products successfully, whether from lack of market acceptance or otherwise, could materially and adversely affect our business and prospects because this manufacturer may not order new products from us. If we cannot achieve the expected level of sales, we will not be able to make sufficient profits to offset the expenditures we have incurred to expand our production capacity or develop new technologies, nor will we be able to grow our business. Accordingly, our business, financial condition, results of operations and future success would be materially and adversely affected.

We have engaged in transactions with related parties, and such transactions present potential conflicts of interest that could have an adverse effect on our business and results of operations.

As a public company, we are unable to control or predict transfers of our ordinary shares by our shareholders, nor can we control whether our suppliers, customers, or their respective controlling persons acquire or dispose of our ordinary shares. There was a change in the shareholder who beneficially owns more than 10% of our outstanding shares in December 2025. To our knowledge, the individual who beneficially owns the new shareholder that holds more than 10% of our outstanding ordinary shares and is our largest shareholder, Gimli Group Limited, is a family member of a controlling person of certain of our suppliers and customers for certain products, and also holds an equity interest in one of our suppliers. Although such individual and the related entities had existing supplier and customer relationships with us prior to the change in our principal shareholder, these relationships may give rise to potential conflicts of interest in our future commercial dealings. Further, we may in the future enter into additional transactions with entities affiliated with Gimli Group Limited or the individual who beneficially owns Gimli Group Limited. Such transactions present potential for conflicts of interest, as the interests of these entities may not align with the interests of the Company and our unaffiliated shareholders with respect to the negotiation of, and certain other matters related to, our purchases from, sales to and other transactions with such entities. Conflicts of interest may also arise in connection with the exercise of contractual remedies under these transactions, such as for events of default.

All transactions with related parties are subject to our internal policies governing conflicts of interest and related-party approvals. We believe that the terms of such transactions are fair and reflect arm’s-length pricing. However, we cannot assure you that third parties, including regulators, auditors, or investors, will not challenge our assessment or conclude that such arrangements were not conducted on an arm’s-length basis. Moreover, we cannot assure you that any past, present, or future principal shareholder has not or will not exercise significant influence over matters requiring shareholder approval, including the election of directors and the approval of significant corporate transactions, in a manner that prioritizes its own interests over those of our shareholders as a whole. Any such actions could have a material adverse effect on our business and results of operations.

We may not be able to accurately plan our production based on our sales contracts, which may result in excess product inventory or product shortages.

Our sales contracts for battery cells typically provide for a non-binding, three (3)-month forecast on the quantity of products that our customers may purchase from us. Our sales contracts for battery materials typically provide for a non-binding, two (2)-month forecast on the quantity of products that our customers may purchase from us. We typically have only a 15-day to 30-day lead time to manufacture battery cell products and 25-day lead time to produce battery material products to meet our customers’ requirements once our customers place orders with us. To meet the short delivery deadline, we generally make significant decisions on our production level and timing, procurement, facility requirements, personnel needs and other resources requirements based on our estimate in light of this forecast, our past dealings with such customers, market conditions and other relevant factors. Our customers’ final purchase orders may not be consistent with our estimates. If the final purchase orders substantially differ from our estimates, we may have excess product inventory or product shortages. Excess product inventory could result in unprofitable sales or write-offs as our products are susceptible to obsolescence and price declines. Producing additional products to make up for any product shortages within a short time frame may be difficult, making us unable to fill out the purchase orders. In either case, our results of operation would fluctuate from period to period.

A change in our product mix may cause our results of operations to differ substantially from the anticipated results in any particular period.

Our overall profitability may not meet expectations if our products, customers or geographic mix are substantially different than anticipated. Our profit margins vary among products, customers and geographic markets. Consequently, if our mix of any of these is substantially different from what is anticipated in any particular period, our profitability could be lower than anticipated.

Manufacturing or use of our products may cause accidents, which could result in significant production interruption, delay or claims for substantial damages.

Due to the high energy density inherent in lithium-based batteries, our batteries can pose certain safety risks, including the risk of fire. Although we incorporate safety procedures in the research, development, manufacture and transportation of batteries that are designed to minimize safety risks, the manufacture or use of our products may still cause accidents. Any accident, whether occurring at the manufacturing facilities or from the use of our products, may result in significant production interruption, delays or claims for substantial damages caused by personal injuries or property damages.

We may not be able to substantially increase our manufacturing output in order to maintain our cost competitiveness.

We believe that our ability to offer products at lower costs—leveraging economies of scale from fully operational production lines—while maintaining prices above the market average has been a key driver of o our past success and will be vital to our future growth. We believe this is one of our competitive advantages over our competitors. We need to increase our manufacturing output to a level that will enable us to substantially reduce the cost of our products on a per unit basis through economies of scale. However, our ability to substantially increase our manufacturing output is subject to significant constraints and uncertainties, including:

●	the need to raise significant additional funds to purchase and prepay raw materials or to build additional manufacturing facilities, which we may be unable to obtain on reasonable terms or at all;

●	delays and cost overruns as a result of a number of factors, many of which may be beyond our control, such as increases in raw material prices and problems with equipment vendors;

●	delays or denial of required approvals by relevant government authorities;

●	diversion of significant management attention and other resources; and

●	failure to execute our expansion plan effectively.

If we are unable to increase our manufacturing output because of any of the risks described above, we may be unable to maintain our competitive position or achieve the growth we expect. Moreover, even if we expand our manufacturing output, we may not be able to generate sufficient customer demand for our products to support our increased production output.

We may incur significant costs because of the warranties we supply with our battery products.

With respect to the sale of our battery products, we typically offer warranties against any defects due to product malfunction or workmanship for a period of six (6) months-to-five (5) years from the date of purchase, including a period of six (6) to twenty-four (24) months for battery cells, and a period of twelve (12) to twenty-seven (27) months for battery modules for electric bicycles, and a period of three (3) years to five (5) years (or 120,000 or 200,000 km if reached sooner) for battery modules for electric vehicles. Beginning in 2025, we also provide warranties for our battery pack products, generally under a “2+1” year model based on time or battery cycles. Under certain agreements, we are responsible for replacements, logistics, and labor costs for defective units, and may be subject to product recalls if defect rates exceed specified thresholds. Additionally, we may be liable for substantial indemnification in the event of safety-related incidents caused by our products. We provide a reserve for these potential warranty expenses, which is based on an analysis of historical warranty issues. There is no assurance that future warranty claims will be consistent with past history, and in the event that we experience a significant increase in warranty claims, there is no assurance that our reserves will be sufficient. This could have a material adverse effect on our business, financial condition and results of operations.

While certain of our subsidiaries maintain product liability insurance, we do not maintain comprehensive product liability insurance across all our operations to cover all claims against our product quality. Defects in our products could result in a loss of customers and decrease in revenue, unexpected expenses and a loss of market share.

Certain of our subsidiaries maintain product liability insurance, but we do not maintain comprehensive product liability insurance across all our operations to provide against all claims against us based on our product quality. As a result, to the extent that our products are not covered by insurance or if the insurance coverage is insufficient, defects in our products could result in a loss of customers and decrease in revenue, unexpected expenses and a loss of market share. Furthermore, if any of our products are found to have reliability, quality or compatibility problems, we will be required to accept returns, provide replacements, provide refunds, or pay damages. We may be required to incur substantial amounts to indemnify our customers in respect of their product quality claims against us that are not covered by insurance, which would materially and adversely affect the results of our operations and severely damage our reputation.

We do not have insurance coverage against all the damages or losses of our facilities.

We currently have insurance coverage for certain buildings located at our facilities in Dalian. We are discussing with multiple insurance service providers aiming to secure comprehensive insurance coverage for the remaining properties. If we were to suffer any losses or damages to any of the facilities before the purchase of insurance policies that provide adequate coverage, our business, financial condition and results of operations may be materially and adversely affected. In addition, our subsidiary, Hitrans, maintains property insurance coverage against certain property and inventory damages and losses.

However, such insurance may not adequately compensate us for any such losses and will not address a loss of customers as a result of property damages and consequent disruptions to operations or may have large deductibles insufficient to support our continuing operations. If damages or losses exceed the insurance coverage, we may not be able to return to operation for an extended period of time, potentially even threatening our viability. In addition, insurance coverage is expensive, may be difficult to obtain and may not be available in the future on acceptable terms or at all. A significant increase in the cost of insurance coverage could adversely affect our business, financial condition and results of operations.

We depend on third parties to supply key raw materials and components to us. Failure to obtain a sufficient supply of these raw materials and components in a timely fashion and at reasonable costs could significantly delay our production and shipments, which would cause us to breach our sales contracts with our customers.

We purchase from Chinese domestic suppliers for certain key raw materials and components such as electrolytes, electrode materials and separators for our battery cell products and purchase from Chinese domestic suppliers for graphite, iron phosphate and lithium phosphate. We have purchased raw materials and components on the basis of purchase orders. In the absence of firm and long-term contracts, we may not be able to obtain a sufficient supply of these raw materials and components from our existing suppliers or alternates in a timely fashion or at a reasonable cost. If we fail to secure a sufficient supply of key raw materials and components in a timely fashion, it would result in a significant delay in our production and shipments, which may cause us to breach our sales contracts with our customers. Furthermore, failure to obtain sufficient supply of these raw materials and components at a reasonable cost could also harm our revenue and gross profit margins.

Fluctuations in prices and availability of raw materials, particularly Ni, Co, Mn, Li2CO3, LiPF6 and LiFePO4, could increase our costs or cause delays in shipments, which would adversely impact our business and results of operations.

Our operating results could be adversely affected by increases in the cost of raw materials, particularly Ni, Co, Mn, Li2CO3, LiPF6 and LiFePO4, the primary cost component of our battery products, battery material products or other product parts or components. The prices of Ni, Co, Mn, Li2CO3, LiPF6 and LiFePO4 are not stable.

Although we are not dependent on single suppliers for the supply of any raw materials, we mostly purchase raw materials through individual purchase orders or short-term contracts and not pursuant to long-term contracts. As such, our third-party suppliers may not be able to satisfy our requirements during a period of sustained or growing demand.

In addition, our battery cell products historically have not been able to fully offset the effects of higher costs of raw materials through price increases to customers or by way of productivity improvements. As a result, a significant increase in the price of one or more raw materials, parts or components or the inability to successfully implement price increases/surcharges to mitigate such cost increases could have a material adverse effect on our results of operations.

We do not have long-term purchase commitments from our customers, which may result in significant uncertainties and volatility with respect to our revenue from period to period.

We do not have long-term purchase commitments from our customers and the term of our sales contracts with our customers is typically one year or less. Furthermore, these contracts leave certain major terms such as price and quantity of products open to be determined in each purchase order. These contracts also allow parties to re-adjust the contract price for substantial changes in market conditions. As a result, if our customers hold stronger bargaining power than us or the market conditions are in their favor, we may not be able to enjoy the price downside protection or upside gain. Furthermore, our customers may decide not to continue placing purchase orders with us in the future at the same level as in prior periods. As a result, our results of operations may vary from period to period and may fluctuate significantly in the future.

Compliance with environmental regulations can be expensive, and our failure to comply with these regulations may result in adverse publicity and a material adverse effect on our business.

As a manufacturer, we are subject to various PRC environmental laws and regulations on air emission, wastewater discharge, solid waste and noise. Although we believe that our operations are in substantial compliance with current environmental laws and regulations, we may not be able to comply with these regulations at all times as the PRC environmental legal regime is evolving and becoming more stringent. Therefore, if the PRC government imposes more stringent regulations in the future, we will have to incur additional substantial costs and expenses in order to comply with new regulations, which may negatively affect our results of operations. If we fail to comply with any of the present or future environmental regulations in material aspects, we may suffer from negative publicity and may be required to pay substantial fines, suspend or even cease operations. Failure to comply with PRC environmental laws and regulations may materially and adversely affect our business, financial condition and results of operations.

We rely significantly on technology and systems to support our production, supply chain, payments, financial reporting and other key aspects of our business. Any failure, inadequacy, interruption or security failure of those systems could have a material adverse effect on our business, reputation and brand, financial condition, and results of operations.

The satisfactory performance, reliability and availability of our technology systems are critical to our business. A failure or malfunction of our information technology system can result in substantial losses, damage and harm to our business, operations or brand. To manage our operations and personnel, we will need to continue to improve and expand our operational and financial systems, transaction processing and internal controls and business processes; in doing so, we could encounter transitional issues and incur substantial additional expenses. The failure of our information systems to operate effectively, problems with transitioning to upgraded or replacement systems or expanding them, or a breach in security of these systems, could materially adversely affect the promptness and accuracy of our manufacturing process, products delivery, transaction processing, financial accounting and reporting, the efficiency of our operations and our ability to properly forecast earnings and cash requirements. We could be required to make significant additional expenditures to remediate any such failure, problem or breach. Any such events could have a material adverse effect on our business, financial condition, and results of operations.

Further, we house a portion of our systems offsite at third-party data centers. Our data centers may be subject to cyber-attacks or other technology-related incidents, and also break-ins, sabotage and intentional acts of vandalism that could cause disruptions in our ability to serve our customers and protect data. Some of our systems are not fully redundant, and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster, intentional sabotage or other anticipated problems could result in lengthy interruptions to our operations. Any errors or vulnerability in our systems or damage to or failure of our systems, or a third-party data center hosting our data, could result in interruptions in our operations and could have a material adverse effect on our business, financial condition, and results of operations.

In addition, we may now and in the future implement new systems to increase efficiency and profitability. We may encounter transitional issues and incur substantial additional expenses in connection with any implementation or change to existing processes, any of which could have a material adverse effect on our business, financial condition, and results of operations.

System security risk issues, and disruption of our internal operations or information technology systems, could have a material adverse effect on our business, financial condition, and results of operations.

External parties, such as experienced computer programmers and hackers, or even internal users (including both employees and non-employees with authorized access), may be able to penetrate or create systems disruptions or cause shutdowns of our networks, systems and applications or those of third-party vendors. We collect and store identifiable information about our employees, customers and others, and sometimes rely upon third-party service providers to maintain or process data on our behalf and to provide security for the information in their possession. Such compromise of such information could subject us to governmental investigations and/or enforcement actions, fines and penalties, litigation, claims and other liabilities, and harm our reputation, which could have a material adverse effect on our business, financial condition and results of operations. Moreover, we could incur significant expenses or disruptions of our operations in connection with system failures, timeliness of applying updates to vulnerable systems or other factors within or beyond our control. Such failures or breaches in our information systems could also result in the disclosure, misappropriation or misuse of or unauthorized access to our confidential, proprietary, or personal information, disruption of our operations or damage to our networks and systems. An increasing number of companies have recently disclosed breaches of their security, some of which have involved increasingly sophisticated and highly targeted attacks on portions of their sites.

Although we take steps to protect our networks, systems, applications and data, we or our service providers may be unable to anticipate, defend against, or timely identify and respond to such activity, including but not limited to hacking, malware, viruses, social engineering (such as phishing or other scams), extortion, account takeover attacks, denial or degradation of service attacks, supply chain attacks, computer and network vulnerabilities or the negligence and malfeasance of individuals with authorized access to our data. In addition, sophisticated hardware and operating system software and applications that we buy or license from third parties may contain defects in design or manufacture, including “bugs” and other problems that could unexpectedly interfere with the security and operation of the systems. The costs to us to eliminate or alleviate security problems, viruses and bugs, or any problems associated with the outsourced services provided to us, could be significant, and efforts to address these problems could result in interruptions, delays or cessation of service that may impede our production, supply chain, sales, financial reporting or other critical functions and have a material adverse effect on our business, financial condition and results of operations.

In addition, the Chinese government and governments in other jurisdictions have enacted laws or regulations that require companies to notify individuals about certain types of security incidents or breaches, and any such disclosures may lead to negative publicity. It is also possible that security breaches affecting our competitors or others in our industry could also result in negative publicity that indirectly harms our reputation. Increasing public, industry, and governmental focus on privacy and data security may continue to lead to additional guidance or legislative and regulatory action. As a result, we may have to modify our business systems and practices with the goal of further improving data security, which could result in reduced net revenue, increased expenditures and operating complexity. Any compromise of our security or security breach could result in a violation of applicable privacy and other laws, significant legal and financial exposure or damage to our reputation, which could have a material adverse effect on our business, financial condition, and results of operations.

We currently do not carry insurance to cover any potential claims or expenses related to security breaches that affect us.   In addition, we cannot assure investors that the limitations on liability in our contracts would be enforceable or adequate or would otherwise protect us from any such liabilities with respect to any particular claim. Any imposition of liability that is not covered by insurance would increase our operating expenses and reduce our net income, if any, or increase our net loss.

The use of technology based on artificial intelligence presents risks relating to confidentiality, creation of inaccurate and flawed outputs and emerging regulatory risk, any or all of which may adversely affect our business and results of operations.

As with many technological innovations, artificial intelligence (“AI”) presents great promise but also risks and challenges that could adversely affect our business. Sensitive, proprietary, or confidential information of the Company and employees, could be leaked, disclosed, or revealed as a result of or in connection with the use of generative AI technologies by our employees or vendors. Any such information input into a third-party generative AI or machine learning platform could be revealed to others, including if information is used to train the third party’s generative AI or machine learning models. Additionally, where a generative AI or machine learning model ingests personal information and makes connections using such data, those technologies may reveal other sensitive, proprietary, or confidential information generated by the model. Moreover, generative AI or machine learning models may create incomplete, inaccurate, or otherwise flawed outputs, some of which may appear correct. Due to these issues, these models could lead us to make flawed decisions that could result in adverse consequences to us, including exposure to reputational and competitive harm, customer loss, and legal liability. In addition, uncertainty in the legal regulatory regime relating to AI may require significant resources to modify and maintain business practices to comply with applicable law, the nature of which cannot be determined at this time. Several jurisdictions have already proposed or enacted laws governing AI. These obligations may prevent or limit our ability to use AI in our business, lead to regulatory fines or penalties, or require us to change our business practices. If we cannot use AI, or that use is restricted, our business may be less efficient, or we may be at a competitive disadvantage. Any of these factors could adversely affect our business, financial condition, and results of operations.

Our business depends substantially on the continuing efforts of our senior executives and other key personnel, and our business may be severely disrupted if we lose their services.

Our future success heavily depends on the continued service of our senior executives and other key employees. In particular, we rely on the expertise and experience of our Chief Executive Officer, Mr. Zhiguang Hu and our Chief Financial Officer, Mr. Jiewei Li. If one or more of our other senior executives are unable or unwilling to continue to work for us in their present positions, we may encounter similar problems, but on a compounded basis. Moreover, if any of our current or former senior executives joins a competitor or forms a competing company, we may lose customers, suppliers, know-how and key personnel. Each of our executive officers has entered into an employment agreement with us, which contains non-competition and confidentiality clauses. However, if any dispute arises between our current or former executive officers and the Company, it is hard to predict the extent to which any of these agreements could be enforced in China, where these executive officers reside, in light of the uncertainties with China’s legal system.

The success of our business depends on our ability to attract, train and retain highly skilled employees and key personnel.

Because of the highly specialized, technical nature of our business, we must attract, train and retain a sizable workforce comprising highly skilled employees and other key personnel. Since our industry is characterized by high demand and intense competition for talent, we may have to pay higher salaries and wages and provide greater benefits in order to attract and retain highly skilled employees or other key personnel that we will need to achieve our strategic objectives. Our ability to train and integrate new employees into our operations may not meet the requirements of our growing business. Our failure to attract, train or retain highly skilled employees and other key personnel in numbers that are sufficient to satisfy our needs would materially and adversely affect our business.

We have experienced significant management changes which could increase our control risks and have a material adverse effect on our ability to do business and our results of operations.

Since 2019, we have had a number of changes in our senior management, including multiple changes in our Chief Financial Officer. The magnitude of these past and potential changes and the short time interval in which they have occurred or may occur, particularly during a time of economic or financial crisis, add to the risks of control failures, including a failure in the effective operation of our internal control over financial reporting or our disclosure controls and procedures. Control failures could result in material adverse effects on our financial condition and results of operations. It may take time for the new management team to become sufficiently familiar with our business and each other to effectively develop and implement our business strategies. The turnover of key management positions could further harm our financial performance and results of operations. Management attention may be diverted from regular business concerns by reorganizations.

We and our independent public accounting firm identified material weaknesses in our internal control over financial reporting as of December 31, 2025.  If we fail to remediate the material weaknesses, we may be unable to accurately report our financial results or prevent fraud, and investor confidence and the market price of our shares may be adversely affected.

To implement Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404, the SEC adopted rules requiring public companies to include a report of management on the company’s internal control over financial reporting in their annual reports on Form 10-K. In addition, as we became an “accelerated filer” in 2023, our independent registered public accounting firm is required to attest to and report on the effectiveness of our internal control over financial reporting.  Our management has identified the following material weaknesses in our internal control over financial reporting: (i) we did not have appropriate policies and procedures in place to evaluate the proper accounting and disclosures of key documents and agreements, and (ii) we do not have sufficient and skilled accounting personnel with an appropriate level of technical accounting knowledge and experience in the application of accounting principles generally accepted in the United States commensurate with our financial reporting requirements. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. We have taken measures and plan to continue to take measures to remedy the material weaknesses. We have regularly offered our financial personnel trainings on internal control and risk management, and we have regularly provided trainings to our financial personnel on U.S. GAAP accounting guidelines. However, the implementation of these measures may not fully address the material weaknesses in our internal control over financial reporting. Our failure to address any control deficiency could result in inaccuracies in our financial statements and could also impair our ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. Moreover, effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations and prospects, as well as the trading price of our shares, may be adversely affected.

Geopolitical instability, including the armed conflict in the Middle East and related military actions involving Iran, could disrupt global supply chains, increase costs, and adversely affect our business and results of operations.

Our operations and the markets we serve are subject to risks arising from geopolitical instability. Recent developments, including military actions involving Iran and the broader armed conflict in the Middle East, have heightened global uncertainty and could adversely impact our business in several ways.

Armed conflict in the Middle East may disrupt global shipping routes, particularly through the Red Sea and the Suez Canal, leading to delays and increased costs for the transportation of our products and raw materials. Additionally, the imposition or expansion of international sanctions, export controls, or trade restrictions in connection with geopolitical conflicts could limit our ability to transact with certain customers, suppliers, or markets, or could otherwise impair our international operations.

We currently sell our products and serve customers across Europe, North America, Southeast Asia, South Asia, and Africa. The breadth of our international operations exposes us to the direct and indirect effects of regional conflicts, including disruptions to the operations or financial condition of our customers and supply chain partners. In particular, any expansion of the Middle East conflict that impacts trade routes serving the African or South Asian markets, where we are actively expanding our presence, could be particularly disruptive to our business. We cannot predict the duration or escalation of these or other geopolitical conflicts, and any such conflicts could have a material adverse effect on our business, financial condition, and results of operations.

Our business has been and may continue to be adversely affected by the outbreaks of viruses or other health epidemics and outbreaks.

Our business could be materially and adversely affected by the outbreak of a widespread health epidemic, such as COVID-19, avian flu or African swine flu. For instance, in response to COVID-19 China imposed widespread lockdowns, closure of workplaces and restrictions on mobility and travel to contain the spread of the virus. In early 2022, a wave of infections caused by the Omicron variant emerged in Shanghai, and a series of restrictions and quarantines were implemented in Shanghai and other regions to contain the spread. Our manufacturing facilities did not produce at full capacity when restrictive measures were in force for the areas where our manufacturing operations were located during 2022. Especially, our manufacturing operations, among others, cannot be conducted remotely and often require on-site access to materials and equipment.

The possible health epidemics and outbreaks could have a material adverse impact on our or our customers’ business operations including reduction or suspension of operations in China, the U.S. or certain parts of the world. Given the general slowdown in economic conditions globally, volatility in the capital markets as well as the general negative impact of the health concerns arising from outbreaks of viruses or other illnesses on the global market, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected.

Risks Related to Doing Business in China

The PCAOB had historically been unable to inspect our former auditor in relation to their audit work performed for our financial statements and the inability of the PCAOB to conduct inspections of our former auditor in the past has deprived our investors of the benefits of such inspections. Our ordinary shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting of our ordinary shares, or the threat of its being delisted, may materially and adversely affect the value of your investment.

Our current auditor, ARK Pro CPA & Co, an independent registered public accounting firm that issued the audit report incorporated by reference into this prospectus, as auditor of companies that are traded publicly in the United States and firms registered with the PCAOB, are currently subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess their compliance with the applicable professional standards. Both our current and former auditors are located in Hong Kong, a jurisdiction where the PCAOB was historically unable to conduct inspections and investigations completely before 2022. As a result, we and investors in our securities were deprived of the benefits of such PCAOB inspections until 2022. The inability of the PCAOB to conduct inspections of auditors in Hong Kong in the past has made it more difficult to evaluate the effectiveness of our independent registered public accounting firms’ audit procedures or quality control procedures as compared to auditors that are subject to the PCAOB inspections. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. However, if the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we and investors in our securities would be deprived of the benefits of such PCAOB inspections again, which could cause investors and potential investors in our securities to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

Pursuant to the HFCAA, as amended, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years, the SEC will prohibit our ordinary shares from being traded on a national securities exchange or in the over-the-counter trading markets in the United States.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong and our auditor was subject to that determination. In May 2022, the SEC conclusively listed us as a Commission-Identified Issuer under the HFCAA following the filing of our annual report on Form 10-K for the fiscal year ended December 31, 2021. On December 15, 2022, the PCAOB removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. For this reason, we have not been identified as a Commission-Identified Issuer after we filed on April 14, 2023 the annual report on Form 10-K for the fiscal year ended December 31, 2022.

Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 10-K for the relevant fiscal year. In accordance with the HFCAA, as amended, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our ordinary shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ordinary shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

The PRC government exerts substantial influence over the manner in which we conduct our business activities. Its oversight and discretion over our business could result in a material adverse change in our operations and the value of our ordinary shares. Changes in laws, regulations and policies in China and uncertainties with respect to the PRC legal system could materially and adversely affect us. In addition, rules and regulations in China can change quickly.

While an increasing portion of our products are sold in international markets, including Europe, North America, Southeast Asia, South Asia and Africa, substantially all of our operations currently are conducted in the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by the economic, political and legal developments in the PRC. The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, and control of foreign exchange and allocation of resources. The PRC government has implemented various measures to encourage economic growth and to guide the allocation of resources. Some of these measures may benefit the overall PRC economy but may also have a negative effect on us. Our financial condition and results of operations could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. However, the PRC government has actively encouraged foreign capital to invest in China and has an open mindset welcoming a free-market economy in areas unrelated to military and national security.

The Chinese government in recent years has published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will not in the future release regulations or policies regarding our industry that could require us or our PRC subsidiaries to seek permission from Chinese authorities to continue to operate our business in China, which may adversely affect our business, financial condition and results of operations. Furthermore, recent statements made by the Chinese government have indicated an intent to increase the government’s oversight and control over offerings of companies with significant operations in China that are to be conducted in foreign markets, as well as foreign investment in China-based issuers like us. Any such action, once taken by the Chinese government, could significantly limit or completely hinder our ability to offer our securities, and could cause the value of such securities to significantly decline or become worthless.

For example, in July 2021, the Chinese government provided new guidance on China-based companies raising capital outside of China, including through arrangements via VIEs. In light of such developments, the SEC has imposed enhanced disclosure requirements on China-based companies seeking to register securities with the SEC. Although we have never adopted a VIE structure and our business in China does not involve any type of restricted industry under Chinese regulations, any future Chinese, U.S. or other rules and regulations that place restrictions on capital raising or other activities by companies with extensive operations in China could adversely affect our business. If the business environment in China deteriorates from the perspective of domestic or international investment, or if relations between China and the United States or other governments deteriorate, the Chinese government may intervene with our operations, and our business in China, as well as the value of our securities, may also be adversely affected.

The PRC government has increasingly strengthened oversight in offerings conducted overseas or on foreign investment in China-based issuers, which could result in a material change in our operations and our ordinary shares could decline in value or become worthless.

The PRC government has indicated an intent to take actions to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. For example, on July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Scrutinizing Illegal Securities Activities in Accordance with the Law, or the Opinions. These Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision of overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based over-seas-listed companies.

On December 24, 2021, the CSRC issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), collectively the Draft Overseas Listing Regulations, for public comment until January 23, 2022.

Following issuance of the Draft Overseas Listing Regulations, on February 17, 2023, the CSRC issued the Notice on Filing Arrangements for Overseas Securities Offering and Listing by Domestic Companies (the “CSRC Filing Notice”), stating that the CSRC has published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines (the “Listing Guidelines”), collectively the Trial Measures and Listing Guidelines. Among others, the Trial Measures and Listing Guidelines provide that overseas offerings and listings by PRC domestic companies shall:

(i)	require submission of relevant materials that contain a filing report and a legal opinion, providing truthful, accurate and complete information on matters including but not limited to the shareholders of the issuer. Where the filing documents are complete and in compliance with stipulated requirements, the CSRC shall, within 20 working days after receipt of filing documents, conclude the filing procedure and publish filing results on the CSRC website. Where filing documents are incomplete or do not conform to stipulated requirements, the CSRC shall request supplementation and amendment thereto within five working days after receipt of the filing documents. The issuer should then complete supplementation and amendment within 30 working days;

(ii)	abide by laws, administrative regulations and relevant state rules concerning foreign investment in China, state-owned asset administration, industry regulation and outbound investment, and shall not disrupt the PRC domestic market order, harm state or public interests or undermine the lawful rights and interests of PRC domestic investors;

(iii)	abide by national secrecy laws and relevant provisions. Necessary measures shall be taken to fulfill confidentiality obligations. Divulgence of state secrets or working secrets of government agencies is strictly prohibited. Provision of personal information and important data, etc., to overseas parties in relation to overseas offering and listing of PRC domestic companies shall be in compliance with applicable laws, administrative regulations and relevant state rules; and

(iv)	be made in strict compliance with relevant laws, administrative regulations and rules concerning national security in the spheres of foreign investment, cybersecurity, data security, etc., and issuers shall duly fulfill their obligations to protect national security. If the intended overseas offering and listing necessitates a national security review, relevant security review procedures shall be completed according to the law before the application for such offering and listing is sub-mitted to any overseas parties such as securities regulatory agencies and trading venues;

The Trial Measures came into effect on March 31, 2023. PRC domestic companies seeking to offer and list securities (which, for the purposes of the Trial Measures, are defined thereunder as equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities that are offered and listed overseas, either directly or indirectly, by PRC domestic companies) in overseas markets, either via direct or indirect means, must file with the CSRC with-in three working days after their application for an overseas listing is submitted.

The Trial Measures provide that where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic entity responsible, file with the CSRC. The Trial Measures stipulate that an overseas listing will be determined as “indirect” if the issuer meets both of the following conditions: (1) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies (“Condition I”), and (2) the main parts of the issuer’s business activities are conducted in the PRC, or its main places of business are located in the PRC, or the senior managers in charge of its business operations and management are mostly Chinese citizens or domiciled in the PRC (“Condition II”); whether Chinese citizens from Taiwan, Hong Kong, and Macau are included in the foregoing specification is not specified. The determination as to whether or not an overseas offering and listing by PRC domestic companies is indirect shall be made on a ‘substance over form’ basis; the Listing Guidelines further stipulate that if an issuer not satisfying Condition I submits an application for issuance and listing in overseas markets in accordance with relevant non-PRC issuance regulations requiring such issuer to disclose risk factors mainly related to the PRC, the securities firm(s) and the issuer’s PRC counsel should follow the principle of ‘sub-stance over form’ in order to identify and argue whether the issuer should complete a filing under the Trial Measures. Subsequent securities offerings of an issuer in (i) the same overseas market where it has previously offered and listed securities, and (ii) an overseas market other than one where the issuer has previously offered and listed securities shall be filed with the CSRC within three working days after offerings are completed. Additionally, the Trial Measures stipulate that after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report to the CSRC within three working days after the occurrence and public disclosure of (i) a change of control thereof, (ii) investigations of or sanctions imposed on the issuer by overseas securities regulators or relevant competent authorities, (iii) changes of listing status or transfers of listing segment, and (iv) a voluntary or mandatory delisting.

The CSRC Filing Notice states that, beginning from March 31, 2023, PRC domestic enterprises which have already issued and listed securities overseas and fall within the scope of filing under the Trial Measures shall be considered “existing enterprises” (“Existing Listed Enterprises”). Existing Listed Enterprises are not required to complete filings immediately; rather, Existing Listed Enterprises should complete filings if they are subsequently involved in matters require filings, such as follow-on financing activities, in accordance with the Trial Measures.

There is a possibility that we may be deemed as an Existing Listed Enterprise as defined under the CSRC Filing Notice, and that future offerings of listed securities or listings outside China by us may be subject to CSRC filing requirements in accordance with the Trial Measures.

If a domestic company fails to complete the filing procedure or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as orders to rectify, warnings and fines. In addition, the controlling shareholders, actual controllers, the person directly in charge, and other directly liable persons of such domestic company may also be subject to administrative penalties, including warnings and fines. These regulatory authorities may also impose restrictions and penalties on the Company’s operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our ordinary shares.

On February 24, 2023, the CSRC, together with the Ministry of Finance, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company, or our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

Although the Trial Measures, Listing Guidelines and Revised Provisions have been in effect since March 31, 2023, there remain substantial uncertainties surrounding their enforcement. We cannot assure you that, if required, we would be able to complete the filings and fully comply with the relevant new rules on a timely basis, if at all. The PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas, and any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless.

Changes in U.S. and Chinese regulations or in relations between the United States and China may adversely impact our business, our operating results, our ability to raise capital and the value of our securities. Any such changes may take place quickly and with very little notice.

The U.S. government, including the SEC, has made statements and taken certain actions that led to changes to United States and international relations, and will impact companies with connections to the United States or China. The SEC has issued statements primarily focused on companies with significant China-based operations, such as us. For example, on July 30, 2021, Gary Gensler, former Chairman of the SEC, issued a Statement on Investor Protection Related to Recent Developments in China, pursuant to which Chairman Gensler stated that he has asked the SEC staff to engage in targeted additional reviews of filings for companies with significant China-based operations. The statement also addressed risks inherent in companies with VIE structures. We have never adopted a VIE structure and are not in any industry that is subject to foreign ownership limitations by China. However, it is possible that the Company’s filings with the SEC may be subject to enhanced review by the SEC.

In response to the SEC’s July 30, 2021 statement, the CSRC announced on August 1, 2021, that “it is our belief that Chinese and U.S. regulators shall continue to enhance communication with the principle of mutual respect and cooperation, and properly address the issues related to the supervision of China-based companies listed in the U.S. so as to form stable policy expectations and create benign rules framework for the market.” The CSRC pledged to continue to collaborate “closely with different stakeholders including investors, companies, and relevant authorities to further promote transparency and certainty of policies and implementing measures,” and emphasized that it “has always been open to companies’ choices to list their securities on international or domestic markets in compliance with relevant laws and regulations.” If any new legislation, executive orders, laws and/or regulations are implemented, if the U.S. or Chinese governments take retaliatory actions due to the recent U.S.-China tension or if the Chinese government exerts more oversight and control over securities offerings that are conducted in the United States, such changes could have an adverse effect on our business, financial condition and results of operations, our ability to raise capital and the value of our securities.

August 9, 2023, the Biden administration released an executive order and an advanced notice of proposed rule-making (the “ANPRM”) providing a conceptual framework for outbound investment controls focused on China. Further to this ANPRM, on June 21, 2024, the U.S. Department of the Treasury (the “Treasury”) issued a proposed rule on outbound U.S. investments involving China that generally follows the ANPRM. On October 28, 2024, the Treasury issued a Final Rule to implement the executive order of August 9, 2023. The Final Rule became effective on January 2, 2025. The Final Rule targets investments involving persons and entities associated with “countries of concern,” including China, and it imposes investment prohibition and notification requirements on a wide range of investments in companies engaged in certain types of activities relating to three sectors: (1) advanced microchips and microelectronics, (2) quantum computing, and (3) artificial intelligence systems (“Covered Activities”), with persons from countries of concern engaged in these Covered Activities defined as “Covered Foreign Persons.” Investments by U.S. persons subject to the Final Rule, which are defined as “covered transactions,” include acquisitions of equity interests, certain debt financing, joint ventures, and certain investments as a limited partner in a non-U.S. person pooled investment fund. The Final Rule excludes some investments from the scope of covered transactions, including those in publicly traded securities listed on a national stock exchange. The Final Rule is aimed at exerting greater U.S. government oversight over U.S. direct and indirect investments involving China, and may introduce new hurdles and uncertainties for cross-border collaborations, investments, and funding opportunities of China-based issuers including us. We do not believe we are a Covered Foreign Person under the Final Rule. However, if we were to be deemed a Covered Foreign Person engaged in Covered Activities, the Final Rule could limit our ability to raise capital from U.S. investors generally, in which case our ability to raise such capital may be significantly and negatively affected, which could be detrimental to our business, financial condition and prospects.

Since early 2025, the United States and China have imposed new or higher tariffs on goods imported from each other, including tariff increases announced by both countries. If the United States or China continues imposing such tariffs, or if additional tariffs or trade restrictions are implemented by the United States or by China, the resulting trade barriers could have a significant adverse impact on our business. The adoption and expansion of trade restrictions and tariffs, quotas and embargoes, sanctions, the occurrence of a trade war, or other governmental action related to tariffs or trade agreements or policies, has the potential to adversely impact costs, our suppliers and the world economy in general, which in turn could have a material adverse effect on our business, results of operations and financial condition.

We cannot foresee whether and how developments in similar policy actions or any other policy actions taken by the U.S. or Chinese government will impact our business and financial performance. In addition, changes in political, business, economic and trade relations between the U.S. and China, including the potential for heightened tensions under the current U.S. administration, may trigger negative customer sentiment towards western brands in China, potentially resulting in a negative impact on our business, results of operations and financial condition.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

Substantially all of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

PRC laws and regulations establish complex procedures in connection with certain acquisitions of China-based companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions or mergers in China.

On August 8, 2006, six PRC regulatory agencies, including the Ministry of Commerce (“MOFCOM”), the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration for Industry and Commerce, the CSRC, and the State Administration of Foreign Exchange, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle formed for the purpose of an overseas listing of securities of a PRC company obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings through special purpose vehicles. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

The regulations also established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time consuming and complex, including requirements in some instances that the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, or that the approval from the MOFCOM be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies.

Moreover, according to the Anti-Monopoly Law of the People’s Republic of China promulgated on August 30, 2007 and the Provisions on Thresholds for Reporting of Concentrations of Undertakings (the “Prior Reporting Rules”) issued by the State Council in August 2008 and amended in September 2018, the concentration of business undertakings by way of mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the anti-monopoly enforcement agency of the State Council when the applicable threshold is crossed and such concentration shall not be implemented without the clearance of prior reporting. In addition, the Regulations on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprise by Foreign Investors (the “Security Review Rules”) issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review by structuring the transaction through, among other things, trusts, entrustment or contractual control arrangements.

In the event that our acquisition of other companies in China falls within the scope of these regulations, compliance with these regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from the MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

CBAK Energy Technology Limited, as a holding company incorporated in the Cayman Islands, without material operations of its own, relies on dividends and other distributions on equity paid by its PRC operating subsidiaries for its cash needs.

CBAK Energy Technology Limited is a holding company, and we conduct substantially all of our operations through our PRC subsidiaries. CBAK Energy Technology Limited relies on dividends and other distributions on equity paid by its PRC subsidiaries for its cash needs, including the funds necessary to pay dividends and other cash distributions to its shareholders, to service any debt it may incur and to pay its operating expenses. Current regulations in the PRC permit payment of dividends only out of accumulated profits as determined in accordance with PRC accounting standards and regulations. According to the articles of association of our PRC subsidiaries, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profit based on the PRC accounting standards and regulations each year to its statutory general reserve, until the balance in the reserve reaches 50% of the registered capital of the company. Funds in the reserve are not distributable to CBAK Energy Technology Limited in forms of cash dividends, loans or advances. In addition, if our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to CBAK Energy Technology Limited, which in turn will adversely affect its available cash.

In addition, our PRC subsidiaries’ ability to pay dividends and other cash distributions is subject to foreign exchange restrictions in China. For example, to address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any.

As a matter of fact, we have never declared or paid any dividends to our shareholders, nor do we have any present plan to pay any cash dividends on the ordinary shares in the foreseeable future. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our securities will be indirectly affected by the foreign exchange rate between the U.S. dollar and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars, as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

While very limited hedging transactions were historically available to us in China to reduce our exposure to exchange rate fluctuations, we have recently begun implementing risk management strategies. In 2025, our operating entities, CBAK Power and Nanjing CBAK, entered into foreign currency forward contracts and option swaps with commercial banks to mitigate such exposure. Additionally, Hitrans entered into commodity contracts to mitigate raw materials price fluctuations. However, the availability and effectiveness of these hedging transactions may still be limited, and we may not be able to successfully hedge all of our exposure. Furthermore, utilizing these derivative instruments introduces new risks, including counterparty credit risk, potential margin call requirements, and the risk that the instruments may not perfectly correlate with our actual foreign currency needs. If these hedging strategies are ineffective, or if our foreign currency exchange losses are magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies, fluctuations in exchange rates may have a material adverse effect on our financial condition, results of operations, and your investment.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

Substantially all of our current operations are conducted in China. Moreover, a majority of our current directors and officers are nationals or residents of China. All or a substantial portion of the assets of these persons are located outside the United States and in the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainty exists as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

PRC regulation of loans to, and direct investment in, PRC entities by offshore holding companies and governmental control of currency conversion may restrict or prevent CBAK Energy Technology Limited from making additional capital contributions or loans to its PRC subsidiaries.

CBAK Energy Technology Limited, as an offshore holding company, is permitted under PRC laws and regulations to provide funding to its PRC subsidiaries through loans or capital contributions. However, loans by CBAK Energy Technology Limited to its PRC subsidiaries to finance their activities cannot exceed statutory limits, i.e., the difference between its total amount of investment and its registered capital, or certain amount calculated based on elements including capital or net assets, the cross-border financing leverage ratio and the macro prudential coefficient (“Macro-prudential Management Mode”) and must be registered with the local counterpart of the State Administration of Foreign Exchange and capital contributions to its PRC subsidiaries are subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System, and registration with other governmental authorities in China. On January 13, 2025, the People’s Bank of China and the State Administration of Foreign Exchange announced their decision to raise the macro-prudential adjustment parameter for cross-border financing of enterprises and financial institutions from 1.5 to 1.75, effective on the same day. As a result, the upper limit of the risk-weighted balance of cross-border financing available to a PRC subsidiary under the Macro-prudential Management Mode currently equals 3.5 times of its net assets.

The State Administration of Foreign Exchange promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or Circular 19, effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the State Administration of Foreign Exchange will permit such capital to be used for equity investments in the PRC in actual practice. The State Administration of Foreign Exchange promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of Circular 19 and Circular 16 could result in administrative penalties. Circular 19 and Circular 16 may significantly limit our ability to transfer any foreign currency CBAK Energy Technology Limited holds to its PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans or future capital contributions by us to our PRC subsidiaries. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiaries when needed. If we fail to complete such registrations or obtain such approvals, our ability to use foreign currency and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Failure to comply with PRC regulations relating to the investment in offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us.

On July 14, 2014, SAFE issued the Circular on Relevant Issues Relating to Domestic Residents’ Investment and Financing and Roundtrip Investment through Special Purpose Vehicles (“Circular 37”), which replaced the Circular 75, promulgated by SAFE on October 21, 2005. Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in Circular 37 as a “special purpose vehicle.”

We have notified substantial beneficial owners of our company who we know are PRC residents to comply with the registration obligation. However, we may not be aware of the identities of all our beneficial owners who are PRC residents. In addition, we do not have control over our beneficial owners and cannot assure you that all of our PRC resident beneficial owners will comply with Circular 37. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to Circular 37 or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in Circular 37 may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Failure to register or amend the registration may also limit our ability to contribute additional capital to our PRC subsidiaries or receive dividends or other distributions from our PRC subsidiaries or other proceeds from disposal of our PRC subsidiaries, or we may be penalized by SAFE. These risks may have a material adverse effect on our business, financial condition and results of operations.

Under the Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

On March 16, 2007, the National People’s Congress of China passed a new Enterprise Income Tax Law, or the EIT Law, and on November 28, 2007, the State Council of China passed its implementing rules, which took effect on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. In addition, the SAT issued the Announcement of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions in January 2014 to provide more guidance on the implementation of Circular 82. This bulletin further provides that, among other things, an entity that is classified as a “resident enterprise” in accordance with the circular shall file the application for classifying its status of residential enterprise with the local tax authorities where its main domestic investors are registered. From the year in which the entity is determined to be a “resident enterprise,” any dividend, profit and other equity investment gains from other resident enterprises within China in previous years (on or after January 1, 2008) shall be taxed in accordance with the enterprise income tax law and its implementing rules.

We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC shareholders and with respect to gains derived by our non-PRC shareholders from transferring our shares. If we were treated as a “resident enterprise” by the PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be used as a credit to reduce our U.S. tax.

We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises or other assets attributed to a Chinese establishment of a non-Chinese company, or immovable properties located in China owned by non-Chinese companies.

In October 2017, the State Administration of Taxation issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises issued by the State Administration of Taxation on December 10, 2009, and partially replaced and supplemented rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the State Administration of Taxation on February 3, 2015. Pursuant to Bulletin 7, an “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. According to Bulletin 7, “PRC taxable assets” include assets attributed to an establishment in China, immoveable properties located in China, and equity investments in PRC resident enterprises and any gains from the transfer of such asset by a direct holder, who is a non-PRC resident enterprise, would be subject to PRC enterprise income taxes. When determining whether there is a “reasonable commercial purpose” of the transaction arrangement, features to be taken into consideration include: whether the main value of the equity interest of the relevant offshore enterprise derives from PRC taxable assets; whether the assets of the relevant offshore enterprise mainly consists of direct or indirect investment in China or if its income mainly derives from China; whether the offshore enterprise and its subsidiaries directly or indirectly holding PRC taxable assets have real commercial nature which is evidenced by their actual function and risk exposure; the duration of existence of the business model and organizational structure; the replicability of the transaction by direct transfer of PRC taxable assets; and the tax situation of such indirect transfer and applicable tax treaties or similar arrangements. In the case of an indirect offshore transfer of assets of a PRC establishment, the resulting gain is to be included with the enterprise income tax filing of the PRC establishment or place of business being transferred, and may consequently be subject to PRC enterprise income tax at a rate of 25%. Where the underlying transfer relates to immoveable properties located in China or to equity investments in a PRC resident enterprise, which is not related to a PRC establishment or place of business of a non-resident enterprise, a PRC enterprise income tax of 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments has the withholding obligation. Pursuant to Bulletin 37, the withholding agent shall declare and pay the withheld tax to the competent tax authority in the place where such withholding agent is located within 7 days from the date of occurrence of the withholding obligation, while the transferor is required to declare and pay such tax to the competent tax authority within the statutory time limit according to Bulletin 7. Late payment of applicable tax will subject the transferor to default interest. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

There is uncertainty as to the application of Bulletin 37 or previous rules under Bulletin 7. We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries or investments. Our company may be subject to filing obligations or taxes if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under Bulletin 37 and Bulletin 7. For transfer of shares in our company by investors that are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under Bulletin 37 and Bulletin 7. As a result, we may be required to expend valuable resources to comply with Bulletin 37 and Bulletin 7 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are incorporated in the Cayman Islands and conduct substantially all of our operations in China. We may become subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), which prohibits improper payments or offers of payments to foreign governments and their officials and political parties for the purpose of obtaining or retaining business. Although we are no longer a U.S. domestic company, the FCPA’s anti-bribery provisions apply to issuers of securities listed on U.S. exchanges, as well as to their officers, directors, employees, and agents, regardless of nationality or place of incorporation. In addition, the PRC strictly prohibits bribery of government officials under its own anti-corruption laws. Our operations in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents, or distributors of our Company and our subsidiaries, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents, or distributors of our Company and our subsidiaries may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company or our subsidiaries liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Risks Related to the Company’s Ordinary Shares

Numerous factors, many of which are beyond our control, may cause the market price of ordinary shares to fluctuate significantly.

The market price of the Company’s ordinary shares is volatile, and this volatility may continue. There are numerous factors, many of which are beyond our control, may cause the market price of ordinary shares of CBAK Energy Technology Limited to fluctuate significantly. These factors include:

●	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

●	changes in financial estimates by us or by any securities analysts who might cover the ordinary shares;

●	speculation about our business in the press or the investment community;

●	significant developments relating to our relationships with our customers or suppliers;

●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industries;

●	customer demand for our products;

●	investor perceptions of our industry in general and our company in particular;

●	the operating and stock performance of comparable companies;

●	general economic conditions and trends;

●	major catastrophic events;

●	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

●	changes in accounting standards, policies, guidance, interpretation or principles;

●	loss of external funding sources;

●	sales of our shares, including sales by our directors, officers or significant shareholders; and

●	additions or departures of key personnel.

In the past, shareholders of a public company often brought securities class action suits against the company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

The trading price of our ordinary shares may be susceptible to third party market manipulation, which could cause extreme volatility, trading halts and losses to investors.

Small-capitalization companies, particularly those with a small public float, a concentrated insider ownership structure and a non-U.S. operational nexus, have in recent periods experienced significant trading volatility and price movements that regulators, exchanges and market commentators have associated with potential market manipulation, including coordinated promotional schemes conducted through social media, messaging platforms and impersonation of licensed financial professionals. Our ordinary shares have a relatively small public float which may make our ordinary shares susceptible to such manipulative trading activity. In addition, certain small-capitalization companies have been the subject of public reports, exchange-imposed trading halts, sharp post-listing price swings and, in certain instances, pending federal securities class actions alleging that the issuer’s securities were the subject of market manipulation and “pump-and-dump” promotional schemes.

We may not be able to detect, prevent or mitigate any third party manipulative trading or coordinated promotional activity targeting our ordinary shares if it occurs in the future. Such manipulative trading activity could cause the market price of our ordinary shares to fluctuate sharply and without regard to our actual operating performance or financial condition, could result in trading suspensions or halts by Nasdaq, could trigger regulatory inquiries or investigations by the SEC, FINRA, Nasdaq or other regulators, and could result in shareholder litigation against us, our directors, our officers, our underwriters or other professional advisors, any of which could divert management attention and resources, result in significant legal expenses and reputational harm, and adversely affect the liquidity, trading price and continued listing of our ordinary shares. Investors who purchase our ordinary shares could lose all or a substantial portion of their investment as a result of such trading activity, even if there is no material change in our underlying business or prospects.

Techniques employed by short sellers may drive down the market price of the ordinary shares of CBAK Energy Technology Limited.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, a number of targets of such efforts are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits and/or SEC enforcement actions.

We were the subject of certain unfavorable allegations. Although we believe such allegations are untrue, inaccurate or inflated, we have expended resources to investigate such allegations and defend ourselves and we may need to expend more resources in connection with these or other allegations in the future, which could be costly and time-consuming and could distract our management from growing our business. The allegations against us may severely impact our stock price and disrupt our business operations. Any investment in the ordinary shares of CBAK Energy Technology Limited could be greatly reduced or even rendered worthless due to such allegations.

If we fail to comply with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for shares of CBAK Energy Technology Limited and make obtaining future debt or equity financing more difficult for us.

CBAK Energy Technology Limited’s ordinary shares are traded and listed on the Nasdaq under the symbol “CBAT”, which was changed from “CBAK” on November 30, 2018. The ordinary shares may be delisted if we fail to maintain certain Nasdaq listing requirements.

On April 30, 2026, we received notice from the Listing Qualifications Department of Nasdaq indicating that, for the preceding 30 consecutive business days, the bid price for the Company’s shares had closed below the minimum $1.00 per share and as a result, the Company was no longer in compliance with the Nasdaq Listing Rule 5550(a)(2). Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company has a compliance period of 180 calendar days, or until October 27, 2026 (the “Compliance Period”), to regain compliance with Nasdaq’s minimum bid price requirement. If at any time during the Compliance Period, the closing bid price per share is at least $1.00 for a minimum of 10 consecutive business days, Nasdaq will provide the Company a written confirmation of compliance and the matter will be closed. In the event the Company does not regain compliance with the minimum bid price requirement by October 27, 2026, the Company may be eligible for an additional 180 calendar day grace period. If the Company does not qualify for the second compliance period or fails to regain compliance during the second 180-day period, then Nasdaq will notify the Company of its determination to delist the Company’s shares, at which point the Company will have an opportunity to appeal the delisting determination to a Hearings Panel.

While we have historically satisfied Nasdaq’s continued listing requirements, we cannot assure you that we will be able to regain such compliance or continue to comply with other requirements for continued listing on Nasdaq. If our ordinary shares lose their status on the Nasdaq, the ordinary shares would likely trade in the over-the-counter market. If our shares were to trade on the over-the-counter market, selling the ordinary shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts’ coverage of us may be reduced. In addition, in the event the ordinary shares are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in the ordinary shares, further limiting the liquidity of the ordinary shares. These factors could result in lower prices and larger spreads in the bid and ask prices for the ordinary shares. Such delisting from the Nasdaq and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing and could significantly increase the ownership dilution to shareholders caused by our issuing equity in financing or other transactions.

If we were delisted from Nasdaq, we may become subject to the trading complications experienced by “Penny Stocks” in the over-the-counter market.

Delisting from Nasdaq may cause the Company’s ordinary shares to become subject to the SEC’s “penny stock” rules. The SEC generally defines a penny stock as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. One such exemption is to be listed on Nasdaq. Therefore, were we to be delisted from Nasdaq, our ordinary shares may become subject to the SEC’s “penny stock” rules. These rules require, among other things, that any broker engaging in a purchase or sale of the Company’s securities provide its customers with: (i) a risk disclosure document, (ii) disclosure of market quotations, if any, (iii) disclosure of the compensation of the broker and its salespersons in the transaction, and (iv) monthly account statements showing the market values of the Company’s securities held in the customer’s accounts. A broker would be required to provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer’s confirmation. Generally, brokers are less willing to effect transactions in penny stocks due to these additional delivery requirements. These requirements may make it more difficult for shareholders to purchase or sell our ordinary shares. Since the broker, not us, prepares this information, we would not be able to assure that such information is accurate, complete or current.

If we become directly subject to the scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, share price and reputation and could result in a loss of your investment in our shares, especially if such matter cannot be addressed and resolved favorably.

U.S.-listed public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies have also been subject to shareholder lawsuits and SEC enforcement actions, and have been conducting internal and external investigations into the allegations. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our company. If such allegations are not proven to be groundless, our company and business operations will be severely and your investment in our stock could be rendered worthless.

Currently, we qualify as a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Since we currently qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	Section 14 of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	Section 16 of the Exchange Act provides for liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we may publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq Stock Market. Press releases relating to financial results and material events will also be furnished to the SEC in reports on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to rely on exemptions from certain Nasdaq corporate governance standards applicable to domestic U.S. issuers. This may afford less protection to holders of our ordinary shares.

As a foreign private issuer, we qualify for exemptions from certain Nasdaq corporate governance listing standards. While we may voluntarily follow some of the corporate governance listing requirements of Nasdaq, we intend to follow certain home country corporate governance practices in lieu of the corporate governance standards of Nasdaq applicable to U.S. domestic companies. We have relied on home country practice with respect to Nasdaq Listing Rule 5635(c) and adopted our 2023 Amended and Restated Equity Incentive Plan without obtaining shareholder approval. In the future, we may elect to rely on additional foreign private issuer exemptions with respect to some or all other Nasdaq Listing Rules. Following our home country governance practices may afford less protection to investors than the Nasdaq Listing Rules applicable to U.S. issuers.

Specifically, the Company intends to follow the provisions of the laws of the Cayman Islands and its memorandum and articles of association in lieu of certain corporate governance requirements under the Nasdaq Listing Rules in the future:

●	Rule 5635(a), pursuant to which shareholder approval is required in certain circumstances prior to an issuance of securities in connection with the acquisition of the stock or assets of another company.

●	Rule 5635(b), pursuant to which shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the company.

●	Rule 5635(d), pursuant to which shareholder approval is required prior to the issuance of securities in connection with a transaction other than a public offering where such transaction involves the issuance of securities representing 20% or more of our ordinary shares outstanding before the issuance at a price lower than the “Minimum Price.”

●	Rule 5620(a), pursuant to which holding annual shareholders’ meetings is required.

Although we may rely on certain home country corporate governance practices, we must comply with Nasdaq’s notification of non-compliance requirement (Nasdaq Rule 5625). Further, we must have a written charter for our audit committee specifying the authority and responsibilities required by Exchange Act Rule 10A-3 and requiring that the audit committee consist of members who meet the independence requirements of Nasdaq Rule 5605(c)(2)(A)(ii). If we rely on home country practice exemptions, our shareholders may not be provided with the benefits of certain corporate governance requirements of Nasdaq.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We qualify as a foreign private issuer. We would lose our foreign private issuer status if, for example, more than 50% of our voting securities are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms again, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit recovery provisions of Section 16 of the Exchange Act again. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur additional legal, accounting, and other expenses that we would not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because CBAK Energy Technology Limited is incorporated under Cayman Islands law.

CBAK Energy Technology Limited is an exempted company incorporated under the laws of the Cayman Islands. Its corporate affairs are governed by the memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of its shareholders to take action against the directors, actions by the minority shareholders and the fiduciary duties of the directors to CBAK Energy Technology Limited under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of CBAK Energy Technology Limited’s shareholders and the fiduciary duties of its directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like CBAK Energy Technology Limited have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. CBAK Energy Technology Limited’s directors have discretion under the memorandum and articles of association to determine whether or not, and under what conditions, the corporate records may be inspected by CBAK Energy Technology Limited’s shareholders, but are not obliged to make them available to the shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, CBAK Energy Technology Limited’s public shareholders may have more difficulty in protecting their interests in the face of actions taken by CBAK Energy Technology Limited’s management, members of the board of directors or its controlling shareholders than they would as public shareholders of a company incorporated in the United States.

There is a risk that we will be a passive foreign investment company for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. investors in the ordinary shares.

In general, a non-U.S. corporation is a passive foreign investment company, or PFIC, for any taxable year in which (i) 75% or more of its gross income consists of passive income or (ii) 50% or more of the average quarterly value of its assets consists of assets that produce, or are held for the production of, passive income. For purposes of the above calculations, a non-U.S. corporation that owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Passive income generally includes dividends, interest, rents, royalties and certain gains. Cash is a passive asset for these purposes.

Based on the expected composition of our income and assets and the value of our assets, including goodwill, we do not expect to be a PFIC for our current taxable year. However, the proper application of the PFIC rules to a company with a business such as ours is not entirely clear. Because the proper characterization of certain components of our income and assets is not entirely clear, and because our PFIC status for any taxable year will depend on the composition of our income and assets and the value of our assets from time to time (which may be determined, in part, by reference to the market price of the ordinary shares, which could be volatile), there can be no assurance that we will not be a PFIC for our current taxable year or any future taxable year.

If we were a PFIC for any taxable year during which a U.S. investor holds the ordinary shares, certain adverse U.S. federal income tax consequences could apply to such U.S. investor.

General Risk Factors

We may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to us, could cause our loss of significant rights and inability to continue providing our existing product offerings.

Our success also depends largely on our ability to use and develop our technology and know-how without infringing the intellectual property rights of third parties. The validity and scope of claims relating to lithium-ion battery technology patents involve complex scientific, legal and factual questions and analysis and, therefore, may be highly expensive and time-consuming. If there is a successful claim of infringement against us, we may be required to pay substantial damages to the party claiming infringement, develop non-infringing technologies or enter into royalty or license agreements that may not be available on acceptable terms, if at all. Our failure to develop non-infringing technologies or license the proprietary rights on a timely basis would harm our business. Protracted litigation could result in our customers, or potential customers, deferring or limiting their purchase or use of our products until resolution of such litigation. Parties making the infringement claim may also obtain an injunction that can prevent us from selling our products or using technology that contains the allegedly infringing contents. Any intellectual property litigation could have a material adverse effect on our business, results of operation and financial condition.

Ongoing instability in the Middle East, including conflicts involving Iran, and other geopolitical tensions could materially and adversely affect our business, results of operations, and financial condition.

Ongoing geopolitical instability and armed conflicts in various regions, including the Middle East, pose significant risks to global economic conditions and could materially impact our business. The continuing conflicts in the region, including tensions involving Iran, attacks on commercial shipping in the Red Sea, and broader regional instability, have contributed to disruptions in global supply chains, increased energy prices, heightened inflation, and general economic uncertainty. Such macro-economic deterioration could reduce demand for our products and services, delay or cancel customer orders, impair our ability to collect receivables, and negatively impact our revenue and profitability. Higher energy costs resulting from Middle East instability can also increase our operational expenses and reduce our profitability, while geopolitical instability typically leads to increased volatility in global financial markets, which can negatively impact investor sentiment, reduce our share price, and impair our ability to raise capital on favorable terms. Additionally, geopolitical instability can lead to significant fluctuations in currency exchange rates, and since substantially all of our revenues and costs are denominated in RMB while we report in U.S. dollars, adverse movements in exchange rates resulting from geopolitical events could materially affect the U.S. dollar value of our financial results.

Beyond the Middle East, we face risks from other geopolitical tensions, including the ongoing Russia-Ukraine conflict, tensions in U.S.-China relations, potential trade wars, and sanctions regimes. These broader geopolitical factors can compound the risks described above and create additional uncertainty regarding the global economic outlook, international trade policies, and cross-border investment flows. The extent and duration of current and future geopolitical conflicts are highly unpredictable, and their ultimate impact on our business cannot be fully assessed. Any severe or prolonged geopolitical instability, particularly if it leads to broader regional conflicts, could have material adverse effects on global economic conditions, financial markets, and our business, results of operations, financial condition, and the value of our ordinary shares.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of section 27A of the Securities Act and section 21E of the Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Reference is made in particular to forward-looking statements regarding growth strategies, financial results, product and service development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities, ongoing contractual obligations and sales efforts. Except as required under the federal securities laws, the rules and regulations of the SEC, stock exchange rules, and other applicable laws, regulations and rules, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

USE OF PROCEEDS

Except as described in any prospectus supplement and any free writing prospectus in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us under this prospectus to fund the growth of our business, primarily working capital, and for general corporate purposes.

We may also use a portion of the net proceeds to acquire or invest in technologies, products and/or businesses that we believe will enhance the value of our Company. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes. As a result, our management will have broad discretion in the allocation of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

The following describes our share capital, summarizes the material provisions of our memorandum and articles of association, as amended from time to time, which is based upon, and is qualified by reference to, our memorandum and articles of association. This summary does not purport to be a summary of all of the provisions of our memorandum and articles of association. You should read our memorandum and articles of association which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.

Authorized Share Capital

The authorized share capital of CBAK Energy Technology Limited is $500,000 divided into 500,000,000 shares of a par value of $0.001 each.

Subject to the provisions of the Cayman Companies Act and the amended and restated memorandum and articles of association and, where applicable, the rules of the applicable stock exchange and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, all unissued shares in CBAK Energy Technology Limited are at the disposal of the board of directors, which may offer, allot, grant options over or otherwise dispose of them to such persons, at such times, for such consideration and on such terms and conditions as it in its absolute discretion thinks fit. In particular and without prejudice to the generality of the foregoing, the board of directors of CBAK Energy Technology Limited is empowered to authorize by resolutions the issuance of one or more classes or series of preferred shares and, to fix the designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, redemption privileges and liquidation preferences to extent permitted by law, any or all of which may be greater than the powers and rights associated with the ordinary shares, at such times and on such other terms as they think proper.

CBAK Energy Technology Limited’s ordinary shares are issued as fully paid shares and non-assessable and they are issued in registered form, and are issued when registered in CBAK Energy Technology Limited’s register of members. CBAK Energy Technology Limited’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their ordinary shares.

Dividends

The holders of CBAK Energy Technology Limited’s ordinary shares are entitled to such dividends as may be declared by CBAK Energy Technology Limited’s board of directors, subject to the Cayman Companies Act and the amended and restated articles of association of CBAK Energy Technology Limited.

The amended and restated articles of association of CBAK Energy Technology Limited provide that dividends may be declared and paid out of its profits, realized or unrealized, or from any reserve set aside from profits which the directors determine is no longer needed. Dividends may also be declared and paid out of CBAK Energy Technology Limited’s share premium account or any other fund or account which can be authorized for this purpose in accordance with the Cayman Companies Act. Under the Cayman Companies Act, no distribution or dividend may be paid to shareholders out of the share premium account unless immediately following the date on which the distribution or dividend is proposed to be paid, the company will be able to pay its debts as they fall due in the ordinary course of business.

Register of Members

Under Cayman Islands law, CBAK Energy Technology Limited must keep a register of members and there shall be entered therein:

●	the names and addresses of the members, a statement of the shares held by each member, and the statement shall:

(i)	distinguish each share by its number (so long as the share has a number);

(ii)	confirm the amount paid, or agreed to be considered as paid on the shares of each member;

(iii)	confirm the number and category of shares held by each member; and

(iv)	confirm whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of CBAK Energy Technology Limited is prima facie evidence of any matters by the Cayman Companies Act directed or authorized to be inserted therein.

Voting Rights

Each holder of ordinary shares is entitled to one vote on all matters upon which the ordinary shares are entitled to vote on a show of hands or, on a poll, each holder is entitled to have one vote for each share registered in his name on the register of members. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or by any one shareholder present in person or by proxy.

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment of a chairman. At any general meeting, one (1) or more shareholders entitled to vote and present in person or by proxy or (in the case of a shareholder being a corporation) by its duly authorized representative representing not less than one-third of the votes attached to the then issued and outstanding share capital of CBAK Energy Technology Limited throughout the meeting shall form a quorum for all purposes.

As an exempted company, CBAK Energy Technology Limited is not obliged by law to call shareholders’ annual general meeting. CBAK Energy Technology Limited may hold an annual general meeting and shall specify the meeting as such in the notices calling it. An annual general meeting of CBAK Energy Technology Limited shall be held at such time and place as may be determined by CBAK Energy Technology Limited’s board of directors. Each general meeting, other than an annual general meeting, is called an extraordinary general meeting. The CBAK Energy Technology Limited’s board of directors may whenever it thinks fit call extraordinary general meetings. Any one or more shareholders holding at the date of deposit of the requisition not less than thirty percent (30%) of all the issued shares of CBAK Energy Technology Limited carrying the right to vote at general meetings shall at all times have the right, by written requisition to the board of directors or the secretary of CBAK Energy Technology Limited, to require an extraordinary general meeting to be called by the board for the transaction of any business specified in such requisition. Such meeting shall be held within 2 months after the deposit of such requisition. If within 21 days of such deposit, the board fails to proceed to convene such meeting, the requisitionist(s) himself/herself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of the board shall be reimbursed to the requisitionist(s) by CBAK Energy Technology Limited.

An annual general meeting and any extraordinary general meeting may be called by not less than 10 clear days’ notice.

An ordinary resolution is defined in the amended and restated articles of association to mean a resolution passed by a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, in the case of corporations, by their duly authorized representatives or, where proxies are allowed, by proxy at a general meeting. A special resolution must be passed by the affirmative vote of not less than two-thirds of the votes cast by such shareholders as, being entitled so to do, vote in person or, in the case of such members as are corporations, by their duly authorized representatives or, where proxies are allowed, by proxy at a general meeting. A special resolution will be required for important matters such as change of name or making changes to the memorandum or articles of association of CBAK Energy Technology Limited.

Transfer of Ordinary Shares

Subject to the restrictions of CBAK Energy Technology Limited’s amended and restated articles of association, as applicable, any of CBAK Energy Technology Limited’s shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by CBAK Energy Technology Limited’s board.

CBAK Energy Technology Limited’s board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which CBAK Energy Technology Limited have a lien, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists. CBAK Energy Technology Limited’s directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with CBAK Energy Technology Limited, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as CBAK Energy Technology Limited’s board of directors may reasonably require to show the right of the transferor to make the transfer (and if, the instrument of transfer is executed by some other person on his behalf, the authority of that person to do so);

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; or

a fee of such maximum sum as the applicable stock exchange may determine or such lesser sum as the board of directors may from time to time require is paid to CBAK Energy Technology Limited.

If CBAK Energy Technology Limited’s directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice requirement of the applicable stock exchange, be suspended and the register closed at such times and for such periods as CBAK Energy Technology Limited’s board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended and the register shall not be closed for more than 30 days in any year.

Liquidation

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

(i)	if CBAK Energy Technology Limited is wound up and the assets available for distribution amongst its shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed among its shareholders in proportion to the amount paid up on the shares held by them respectively;

(ii)	if CBAK Energy Technology Limited is wound up and the assets available for distribution amongst its shareholders as such shall be insufficient to repay the whole of the paid-up capital, the assets will be distributed so that, as nearly as may be, the losses are borne by its shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.

Redemption, Repurchase and Surrender of Ordinary Shares

Subject to the provisions of the Cayman Companies Act and other applicable law, CBAK Energy Technology Limited may issue shares on terms that are subject to redemption, at CBAK Energy Technology Limited’s option or at the option of the holders, on such terms and in such manner as may be determined before the issue of such shares, by CBAK Energy Technology Limited’s board of directors.

CBAK Energy Technology Limited is empowered by the Cayman Companies Act and its amended and restated articles of association to purchase its own shares subject to certain restrictions and the board may exercise this power on behalf of CBAK Energy Technology Limited subject to any applicable requirements imposed from time to time by the applicable stock exchange.

Under the Cayman Companies Act, the redemption or repurchase of any share may be paid out of CBAK Energy Technology Limited’s profits, the credit standing to its share premium account, out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase or, subject to the Cayman Companies Act, out of capital. Any amount of premium payable on the repurchase over the par value must be made out of our profits, sums standing to the credit of the share premium account or, subject to the Cayman Companies Act, out of capital. Under the Cayman Companies Act, at no time may a company redeem or purchase its shares unless they are fully paid. In addition, a company may not redeem or purchase any of its shares if, as a result of the redemption or purchase, there would no longer be any issued shares of the company other than shares held as treasury shares.

CBAK Energy Technology Limited may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Cayman Companies Act, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records

The notice of registered office is a matter of public record. A list of the names of the current directors and alternate directors (if applicable) is made available by the Registrar of Companies for inspection by any person on payment of a fee. The register of mortgages is open to inspection by creditors and members.

Apart from the foregoing, holders of CBAK Energy Technology Limited’s ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of CBAK Energy Technology Limited’s list of shareholders or its corporate records. However, CBAK Energy Technology Limited intends to provide its shareholders with annual audited financial statements.

Changes in Capital

CBAK Energy Technology Limited may from time to time by ordinary resolution:

●	increase its share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

●	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

●	divide its shares into several classes;

●	sub-divide its shares, or any of them into shares of a smaller amount that is fixed by the amended and restated memorandum and articles of association; and

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to Cayman Companies Act and confirmation by the Grand Court of the Cayman Islands on an application by CBAK Energy Technology Limited for an order confirming such reduction, CBAK Energy Technology Limited may by special resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

Exempted Company

CBAK Energy Technology Limited is an exempted company incorporated with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company, the objects of which are to conduct business mainly outside of the Cayman Islands, may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for certain exemptions and privileges, including (a) an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies, (b) an exempted company is not required to open its register of members for inspection, (c) an exempted company does not have to hold an annual general meeting, (d) an exempted company may issue no par value shares, (e) an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands, (f) an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance), (g) an exempted company may register as a limited duration company and (h) an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of each class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that Class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares for which the offer is made, the offeror may, within a two-month period commencing from such acceptance, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion or lack of compliance with the statutory requirements.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits. In principle, CBAK Energy Technology Limited will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against CBAK Energy Technology Limited where the individual rights of that shareholder have been infringed or are about to be infringed.

Our amended and restated memorandum and articles of association contain a provision by which our shareholders waive any claim or right of action that they may have, both individually and on our behalf, against any director in relation to any action or failure to take action by such director in the performance of his or her duties with or for our Company, except in respect of any fraud, wilful default or dishonesty of such director.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The amended and restated memorandum and articles of association of CBAK Energy Technology Limited provide that that every Director (including any alternate Director appointed pursuant to the provisions of the Company’s articles of association), Secretary, or other officer for the time being and from time to time of the Company (but not including the Auditor) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, proceeding, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in the amended and restated memorandum and articles of association of CBAK Energy Technology Limited.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The amended and restated articles of association of CBAK Energy Technology Limited provide that any action required or permitted to be taken at any annual or extraordinary general meetings of the Company may be taken: (i) upon the vote of the Members at an annual or extraordinary general meeting duly noticed and convened in accordance with the Company’s articles of association and the Companies Act; (ii) in the case of any action required to be approved by way of a special resolution, by unanimous written resolution of Members without a meeting; or (iii) in the case of any matter required to be approved by way of an ordinary resolution, by written resolution of Members without a meeting signed by any one or more Members holding not less than fifty per cent (50%) of all votes attaching to the total issued and paid up share capital of the Company at the date of the passing of such written resolution.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Under CBAK Energy Technology Limited’s amended and restated articles of association, any one or more Members holding not less than thirty percent (30%) of all votes attaching to the total issued and paid up share capital of the Company at the date of deposit of the requisition shall at all times have the right, by written requisition to the Board or the Secretary of the Company, to require an extraordinary general meeting to be called by the Board for the transaction of any business specified in such requisition; and such meeting shall be held within two (2) months after the deposit of such requisition. If within twenty one (21) days of such deposit the Board fails to proceed to convene such meeting the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of the Board shall be reimbursed to the requisitionist(s) by the Company. As an exempted Cayman Islands company, CBAK Energy Technology Limited is not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but the amended and restated articles of association of CBAK Energy Technology Limited do not provide for cumulative voting. As a result, shareholders of CBAK Energy Technology Limited are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the amended and restated articles of association, subject to certain restrictions as contained therein, a Director may be removed by way of an ordinary resolution of the shareholders at any time before the expiration of his period of office notwithstanding anything in the Company’s Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement). An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the amended and restated articles of association of CBAK Energy Technology Limited, if the share capital of CBAK Energy Technology Limited is divided into more than one class of shares, the rights attached to any such class may only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, the amended and restated memorandum and articles of association of CBAK Energy Technology Limited may only be amended with a special resolution of shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by the amended and restated memorandum and articles of association of CBAK Energy Technology Limited on the rights of non-resident or foreign shareholders to hold or exercise voting rights on the shares of CBAK Energy Technology Limited. In addition, there are no provisions in the amended and restated memorandum and articles of association of CBAK Energy Technology Limited governing the ownership threshold above which shareholder ownership must be disclosed.

Listing

Our ordinary shares are listed on Nasdaq Capital Market under the symbol “CBAT.”

Transfer Agent

Our transfer agent is Securities Transfer Corporation, 2901 N Dallas Parkway, Suite 380, Plano, Texas 75093.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

Under the indenture we may issue the debt securities at a discount below their stated principal amount. For U.S. federal income tax purposes, such debt securities may be deemed to be issued with “original issue discount” or OID. OID is generally accrued over the term of securities issued at a discount and taxed in a manner similar to interest. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

●	the title and authorized denominations of the series of debt securities;

●	any limit on the aggregate principal amount of the series of debt securities;

●	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

●	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

●	the price or prices at which the debt securities will be issued;

●	the date or dates on which principal is payable;

●	the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	our rights or obligations to redeem or purchase the debt securities;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	the currency or currencies of payment of principal or interest;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount;

●	the terms, if any, under which any debt securities will rank junior to any of our other debt;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the provisions, if any, relating to any collateral provided for the debt securities;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

●	the nature and terms of any security for any secured debt securities; and

●	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for other securities being registered in this registration statement, including, for example, shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price (which cannot be less than the par value of any share being allotted and issued on any such conversion or exchange);

●	the conversion or exchange period;

●	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

●	failure to pay interest for 30 days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

●	failure to make sinking fund payments when due;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	events in bankruptcy, insolvency or reorganization relating to us; or

●	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities. The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

●	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

●	the trustee has not instituted the action within 60 days of the request; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

●	by the depositary for such registered global security to its nominee;

●	by a nominee of the depositary to the depositary or another nominee of the depositary; or

●	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

●	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

●	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

●	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

●	ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the debt securities represented by a registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

●	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within sixty (60) days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

●	in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

●	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

●	evidence the assumption by a successor corporation of our obligations;

●	add covenants for the protection of the holders of debt securities;

●	add any additional events of default;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	establish the forms or terms of debt securities of any series;

●	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

●	change the currency in which the principal, premium or interest, if any, is payable;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

●	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

●	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a non-consenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

●	would not conflict with any rule of law or with the relevant indenture;

●	would not be unduly prejudicial to the rights of another holder of the debt securities; and

●	would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any debt security thereunder, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any successor corporation, or any of them.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our ordinary shares, preferred shares, debt securities and/or units in one or more series. Warrants may be issued independently or together with other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

●	the title of the warrants;

●	the offering price or prices of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

●	the date, if any, on and after which such warrants and the related securities, if any, will be transferable separately;

●	the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise (which cannot be less than the par value of any share being allotted and issued on any such exercise), and events or conditions under which the amount of securities may be subject to adjustment;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

●	any material risk factors, if any, relating to such warrants;

●	the identity of any warrant agent; and

●	any other material terms of the warrants.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying securities. Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

TAXATION

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares by a U.S. holder (as defined below) that holds our ordinary shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing U.S. federal income tax law, which is subject to differing interpretations and may be changed, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any U.S. federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (for example, certain financial institutions, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, accrual method taxpayers subject to special tax accounting rules relating to “applicable financial statements”, partnerships and their partners, regulated investment companies, real estate investment trusts, and tax-exempt organizations (including private foundations)), investors who are not U.S. holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock, investors that will hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes, or U.S. holders (as defined below) that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss the U.S. federal alternative minimum tax, net investment income tax or non-income taxes such as the estate and gift taxe. Nor does it address any State or local tax or any foreign tax considerations. Each U.S. holder is urged to consult its tax advisor regarding the U.S. federal, State, local, and non-U.S. income and other tax considerations of an investment in our ordinary shares.

We urge potential purchasers of our shares to consult their own tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences of purchasing, owning and disposing of our ordinary shares.

General

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (B) that has otherwise elected to be treated as a U.S. person under applicable U.S. Treasury regulations.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares and partners in such partnerships are urged to consult their tax advisors as to the particular U.S. federal income tax consequences of an investment in our ordinary shares.

For U.S. federal income tax purposes, a U.S. holder of ordinary shares will generally be treated as the beneficial owner of the underlying shares represented by the ordinary shares. The remainder of this discussion assumes that a U.S. holder of our ordinary shares will be treated as the beneficial owner of the underlying shares represented by the ordinary shares.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be a “passive foreign investment company,” or “PFIC,” for U.S. federal income tax purposes, if, in any particular taxable year, either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the average quarterly value of its assets (as determined on the basis of fair market value) during such year produce or are held for the production of passive income. Cash is categorized as a passive asset and the company’s unbooked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets.

While we do not expect to be or become a PFIC in the current or future taxable years, the determination of whether we are or will become a PFIC will depend in part upon the value of our goodwill and other unbooked intangibles (which will depend upon the market price of our ordinary shares from time-to-time, which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our current and anticipated market capitalization. Among other matters, if our market capitalization is less than anticipated or subsequently declines, we may be or become a PFIC for the current or future taxable years. It is also possible that the IRS may challenge our classification or valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or one or more future taxable years.

The determination of whether we will be or become a PFIC will also depend, in part, on the composition of our income and assets. Because our PFIC status for any taxable year is a factual determination that can be made only after the close of a taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. If we are a PFIC for any year during which a U.S. holder holds our ordinary shares, we generally will continue to be treated as a PFIC for all succeeding years during which such U.S. holder holds our ordinary shares.

The discussion below under “Dividends” and “Sale or Other Disposition of Ordinary Shares” is written on the basis that we will not be or become a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply if we are a PFIC for the current taxable year or any subsequent taxable year are generally discussed below under “Passive Foreign Investment Company Rules.”

Dividends

Subject to the PFIC rules discussed below, any cash distributions paid on our ordinary shares (including the amount of any tax withheld) out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. holder as dividend income on the day actually or constructively received by the U.S. holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, we will generally report any distribution paid as a dividend for U.S. federal income tax purposes. Dividends received on the ordinary shares will not be eligible for the dividends received deduction allowed to corporations.

Individuals and other non-corporate U.S. holders will generally be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our ordinary shares are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefit of the United States-PRC income tax treaty, (2) we are neither a PFIC nor treated as such with respect to a U.S. holder for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. Since our ordinary shares are listed on Nasdaq, we believe that the ordinary shares are readily tradable on an established securities market in the United States and that we are a qualified foreign corporation with respect to dividends paid on the ordinary shares. There can be no assurance that our ordinary shares will continue to be considered readily tradable on an established securities market in later years. However, in the event we are deemed to be a resident enterprise under the PRC Enterprise Income Tax Law, we may be eligible for the benefits of the United States-PRC income tax treaty (which the U.S. Treasury Department has determined is satisfactory for this purpose) and in that case, we would be treated as a qualified foreign corporation with respect to dividends paid on our ordinary shares. Each non-corporate U.S. holder is advised to consult its tax advisors regarding the availability of the reduced tax rate applicable to qualified dividend income for any dividends we pay with respect to our ordinary shares.

Dividends generally will be treated as income from foreign sources for U.S. foreign tax credit purposes and generally will constitute passive category income. In the event that we are deemed to be a PRC “resident enterprise” under the Enterprise Income Tax Law, a U.S. holder may be subject to PRC withholding taxes on dividends paid on our ordinary shares. In that case, a U.S. holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on ordinary shares. A U.S. holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of Ordinary Shares

U.S. holders of the Company’s ordinary shares will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of ordinary shares equal to the difference between the amounts realized for the ordinary shares and the U.S. holder’s tax basis in the ordinary shares. This gain or loss generally will be capital gain or loss. Under current law, non-corporate U.S. holders, including individuals, are eligible for reduced tax rates if the ordinary shares have been held for more than one year. The deductibility of capital losses is subject to limitations. A U.S. holder may be eligible to claim a foreign tax credit with respect to any PRC withholding tax imposed on gain from the sale or other disposition of ordinary shares. However, the foreign tax credit rules are complex, and their application in connection with Section 7874 of the Code and the U.S.-PRC Tax Treaty is not entirely clear at this time. U.S. holders should consult their own tax advisors with respect to any benefits they may be entitled to under the foreign tax credit rules and the U.S.-PRC Tax Treaty.

Passive Foreign Investment Company Rules

If we are a PFIC for any taxable year during which a U.S. holder holds our ordinary shares, and unless the U.S. holder makes a mark-to-market election (as described below), the U.S. holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, for subsequent taxable years, on (i) any excess distribution that we make to the U.S. holder (which generally means any distribution paid during a taxable year to a U.S. holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. holder’s holding period for the Ordinary shares, and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ordinary shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. holder’s holding period for the ordinary shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. holder’s holding period prior to the first taxable year in which we are a PFIC, or pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. holder holds our ordinary shares and any of our non-U.S. subsidiaries is also a PFIC, such U.S. holder would be treated as owning a proportionate amount (by value) of the shares of the lower tier PFIC for purposes of the application of these rules. U.S. holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to our ordinary shares, provided that the ordinary shares are regularly traded on Nasdaq. Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. holder who makes a mark-to-market election with respect to our ordinary shares will generally continue to be subject to the foregoing rules with respect to such U.S. holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

If a U.S. holder makes a mark-to-market election with respect to our ordinary shares, the U.S. holder generally will (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of our ordinary shares held at the end of the taxable year over the adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ordinary shares over the fair market value of such ordinary shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. Further, in each year that we are a PFIC any gain recognized upon the sale or other disposition of the ordinary shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. If a U.S. holder makes a mark-to-market election it will be effective for the taxable year for which the election is made and all subsequent taxable years unless the ordinary shares are no longer regularly traded on a qualified exchange or the IRS consents to the revocation of the election.

If a U.S. holder makes a mark-to-market election in respect of a PFIC and such corporation ceases to be a PFIC, the U.S. holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

We do not intend to provide information necessary for U.S. holders to make qualified electing fund elections, which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. holder owns our ordinary shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. holder is advised to consult its tax advisors regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways (or in any combination) from time to time:

●	directly to investors, including through privately negotiated transactions, a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through underwriters or dealers;

●	in “at the market” offerings, within the meaning of the Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through a combination of any such methods of sale; or

●	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the names and addresses of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale, if any;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price, any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities if any are purchased. Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

In connection with the sale of our securities, underwriters or agents may receive compensation (in the form of discounts, concessions or commissions) from us, or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be “underwriters” as that term is defined in the Securities Act, and any discounts allowed or commissions paid, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any person who may be deemed to be an underwriter will be identified, and the compensation received from us will be described, in the prospectus supplement. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority limitations.

Underwriters and agents may be entitled to indemnification by us against some civil liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which the underwriters or agents may be required to make relating to these liabilities. Underwriters and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our ordinary shares, which is listed on the Nasdaq Capital Market. Any ordinary shares sold pursuant to a prospectus supplement will be listed on the Nasdaq Capital Market, subject to official notice of issuance. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

The aggregate proceeds to us from the sale of our securities will be the purchase price of our securities less discounts or commissions, if any. We reserve the right to accept and, together with our agents from time to time, to reject, in whole or in part, any proposed purchase of our securities to be made directly or through agents.

To facilitate an offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. We will bear all of the expenses shown below.

Securities and Exchange Commission registration fee		$54,550
FINRA filing fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Transfer agent fees and expenses		*
Miscellaneous		*
Total	$	*

*	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time. To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by Conyers Dill & Pearman to the extent governed by the laws of the Cayman Islands, and by Bevilacqua PLLC to the extent governed by the laws of the State of New York and U.S. federal law. Bevilacqua PLLC may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

ENFORCEABILITY OF CIVIL LIABILITIES

For a description of enforceability of civil liabilities against us, please refer to “Prospectus Summary—Enforceability of Civil Liabilities” above.

EXPERTS

The consolidated financial statements of CBAK Energy Technology, Inc. as of December 31, 2025, 2024 and 2023, and for the years ended December 31, 2025, 2024 and 2023 appearing in CBAK Energy Technology, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2025 and Annual Report on Form 10-K for the year ended December 31, 2024, have been audited by ARK Pro CPA & Co, independent registered public accounting firm, as set forth in their reports thereon (which report expresses an unqualified opinion with an emphasis paragraph on the substantial doubt about the Company’s ability to continue as a going concern), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in auditing and accounting. The registered address of ARK Pro CPA & Co is Unit 1602-03, 16/F, Stelux House, 698 Prince Edward Road East, San Po Kong, Kowloon, Hong Kong.

The audit report on the effectiveness of internal control over financial reporting as of December 31, 2025, expresses an opinion that the Company did not maintain effective internal control over financial reporting as of December 31, 2025 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states material weaknesses identified by the Company’s management—The Company did not have appropriate policies and procedures in place to evaluate the proper accounting and disclosures of key documents and agreements, and there was insufficient accounting personnel with an appropriate level of technical accounting knowledge and experience in the application of accounting principles generally accepted in the United States of America, or U.S. GAAP, commensurate with the financial reporting requirements.

INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our memorandum and articles of association, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

MATERIAL CHANGES

Except as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since December 31, 2025, and that have not been described in a report on Form 6-K, Form 10-Q or Form 8-K filed under the Exchange Act and incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, after the date hereof but before the completion or termination of this offering:

●	CBAK Energy Technology, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 31, 2026;

●	CBAK Energy Technology, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 17, 2025;

●	CBAK Energy Technology, Inc.’s Quarterly Report on Form 10-Q filed on May 18, 2026;

●	CBAK Energy Technology, Inc.’s Current Report on Form 8-K filed on June 23, 2026;

●	The description of the Company’s ordinary shares contained in our registration statement on Form 8-K12B filed on June 23, 2026 pursuant to Section 12(b) of the Exchange Act, including any amendment or reports filed hereafter for the purpose of updating such description; and

●	All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: CBAK Energy Technology Limited, BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, Liaoning Province, People’s Republic of China 116450, and telephone number (+86)(411)3918-5985.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We file annual and other reports and other information with the SEC.

The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

Additionally, we make these filings available, free of charge, on our website at http://www.cbak.com.cn as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

CBAK ENERGY TECHNOLOGY LIMITED

$500,000,000

Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Units

PROSPECTUS

_______, 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers.

The registrant is an exempted company with limited liability incorporated in the Cayman Islands. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The amended and restated memorandum and articles of association of the registrant provide that every Director, alternate Director, Secretary, or other officer for the time being and from time to time of the Company (but not including the Auditor) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless out of the assets and profits of the Company from and against all actions, proceeding, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits.

The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description

1.1+	Form of Underwriting Agreement.

3.1	Amended and Restated Memorandum and Articles of Association of the Company (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form F-4 filed on January 12, 2026)

4.1	Form of Indenture relating to debt securities

4.2+	Form of Warrant Agreement (including form of Warrant Certificate)

4.3+	Form of Unit Agreement (including form of Unit Certificate)

5.1	Opinion of Conyers Dill & Pearman

5.2	Opinion of Bevilacqua PLLC

23.1	Consent of ARK Pro CPA & Co, Independent Registered Public Accounting Firm

23.2	Consent of Conyers Dill & Pearman. (included in Exhibit 5.1).

23.3	Consent of Bevilacqua PLLC (included in Exhibit 5.2).

24.1	Power of Attorney (included on signature page hereof).

25.1*	Statement of Eligibility of the Trustee

107	Filing Fee Table

*	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.

+	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report of the registrant filed pursuant to the Securities and Exchange Act of 1934, if applicable, and incorporated herein by reference.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subsections (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those subsections is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act, as amended, shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dalian, China, on this 26th day of August, 2026.

CBAK ENERGY TECHNOLOGY LIMITED

By:	/s/ Zhiguang Hu
Zhiguang Hu
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Zhiguang Hu and Jiewei Li, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys in fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

*****

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zhiguang Hu	Chief Executive Officer	August 26, 2026
Zhiguang Hu	(Principal Executive Officer)

/s/ Jiewei Li	Chief Financial Officer and Director	August 26, 2026
Jiewei Li	(Principal Financial and Accounting Officer)

/s/ Xiangyu Pei	Director	August 26, 2026
Xiangyu Pei

/s/ J. Simon Xue	Independent Director	August 26, 2026
J. Simon Xue

/s/ Martha C. Agee	Independent Director	August 26, 2026
Martha C. Agee

/s/ Jianjun He	Independent Director	August 26, 2026
Jianjun He

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of CBAK Energy Technology Limited has signed this registration statement or amendment thereto in New York, New York on August 26, 2026.

US Authorized Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President on behalf of Cogency Global Inc.